EXHIBIT 4.1

SECOND SUPPLEMENT TO SERIES 2019-3 SUPPLEMENT

THIS SECOND SUPPLEMENT TO SERIES 2019-3 SUPPLEMENT, dated as of April 30, 2021 and effective as of May 9, 2021 (this “Supplement”), is by and among DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company (the “Issuer”), DRIVEN BRANDS CANADA FUNDING CORPORATION, a Canadian corporation (the “Canadian Co-Issuer” and, together with the Issuer, each, a “Co-Issuer” and, collectively, the “Co-Issuers”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), to the Series 2019-3 Supplement, dated as of December 11, 2019 (as supplemented by that certain First Supplement to Series 2019-3 Supplement, dated as of July 6, 2020, the “Series Supplement”), by and among the Co-Issuers and Citibank, N.A., as Trustee and as securities intermediary, which supplements the Amended and Restated Base Indenture, dated as of April 24, 2018, by and among the Co-Issuers and Citibank, N.A., as Trustee and as securities intermediary (as amended by that certain Amendment No. 1 to the Amended and Restated Base Indenture, dated as of March 19, 2019, as amended by that certain Amendment No. 2 to the Amended and Restated Base Indenture, dated as of June 15, 2019, as amended by that certain Amendment No. 3 to the Amended and Restated Base Indenture, dated as of September 17, 2019, as amended by that certain Amendment No. 4 to the Amended and Restated Base Indenture, dated as of July 6, 2020, as amended by that certain Amendment No. 5 to the Amended and Restated Base Indenture, dated as of December 14, 2020, as amended by that certain Amendment No. 6 to the Amended and Restated Base Indenture, dated as of March 30, 2021, and as amended by that certain Amendment No. 7 to the Amended and Restated Base Indenture, dated as of March 30, 2021, and as further amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms or incorporated by reference in Annex A to the Series Supplement.

WHEREAS, the parties hereto desire to amend the Series Supplement in accordance with Section 5.9 of the Series Supplement as set forth herein;

WHEREAS, Section 13.2(a) of the Base Indenture provides, among other things, that the Co-Issuers and the Trustee, with the consent of each affected Noteholder and each other affected Secured Party, may at any time, and from time to time, make certain amendments, waivers and other modifications to the Indenture Documents, including the types of amendments set forth in this Supplement; and

WHEREAS, each such affected Noteholder has granted its consent to this Supplement and hereby directs the Trustee to execute this Supplement and each such other affected Secured Party has granted its consent to this Supplement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Amendments to Series Supplement.

The Series Supplement, including all annexes attached thereto, is hereby amended as reflected in the marked copy of the Series Supplement attached as Exhibit A to this Supplement.

Section 2.     Effectiveness; Binding Effect.

This Supplement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party. Subject to receipt by the Trustee of (i) an Opinion of Counsel pursuant to Section 13.3, Section 13.6 and Section 14.3 of the Base Indenture and (ii) an Officers’ Certificate pursuant to Section 13.6 and Section 14.3 of the Base Indenture duly executed by the Co-Issuers, this Supplement shall become binding on the date hereof upon the execution and delivery of this Amendment by the Persons listed on the signature pages hereto and shall become effective on May 9, 2021.

Section 3.     Counterparts.

This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 4.     Governing Law.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 5.     Amendments.

This Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 6.     Entire Agreement.

This Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 7.     Matters relating to the Trustee.

The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Co-Issuers, or the validity or sufficiency of this Supplement and the Trustee shall not be accountable or responsible for, or with respect to, nor shall the Trustee have any responsibility for, any provisions hereof. In entering into this Supplement, the Trustee shall have all of the rights, powers, duties and obligations of the Trustee under the Base Indenture and any other Transaction Document to which the Trustee is party and, for the avoidance of doubt, shall be entitled to the benefit of every provision thereunder relating to the conduct of, or affecting the liability of, or affording protection to, the Trustee.

Section 8.     Representations and Warranties.

Each party hereto represents and warrants to each other party hereto that this Supplement has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Co-Issuer and the Trustee have caused this Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

DRIVEN BRANDS FUNDING, LLC, as a Co-Issuer

By:	/s/ Scott O’Melia
Name: Scott O’Melia
Title: Executive Vice President and Secretary

DRIVEN BRANDS CANADA FUNDING CORPORATION, as a Co-Issuer

By:	/s/ Scott O’Melia
Name: Scott O’Melia
Title: Executive Vice President and Secretary

[Second Supplement to Series 2019-3 Supplement]

CITIBANK, N.A., in its capacity as Trustee

By:	/s/ Anthony Bausa
Name: Anthony Bausa
Title: Senior Trust Officer

[Second Supplement to Series 2019-3 Supplement]

Acknowledged to and Agreed to by:

BARCLAYS BANK, PLC, as Series 2019-3 Class A-1 Administrative Agent

By:	/s/ Benjamin Fernandez
Name: Benjamin Fernandez
Title: Managing Director

BARCLAYS BANK PLC, NEW YORK BRANCH, as L/C Provider

By:	/s/ Benjamin Fernandez
Name: Benjamin Fernandez
Title: Managing Director

BARCLAYS BANK PLC, as Swingline Lender

By:	/s/ Benjamin Fernandez
Name: Benjamin Fernandez
Title: Managing Director

BARCLAYS BANK PLC, as the Committed Note Purchaser

By:	/s/ Benjamin Fernandez
Name: Benjamin Fernandez
Title: Managing Director

BARCLAYS BANK PLC, as the related Funding Agent

By:	/s/ Benjamin Fernandez
Name: Benjamin Fernandez
Title: Managing Director

[Second Supplement to Series 2019-3 Supplement]

EXHIBIT A

TO ~~FIRST~~SECOND SUPPLEMENT TO SERIES 2019-3 SUPPLEMENT

DRIVEN BRANDS FUNDING, LLC and

DRIVEN BRANDS CANADA FUNDING CORPORATION,

as Co-Issuers

and

CITIBANK, N.A.,

as Trustee and Series 2019-3 Securities Intermediary

SERIES 2019-3 SUPPLEMENT

Dated as of December 11, 2019

to

AMENDED AND RESTATED BASE INDENTURE

Dated as of April 24, 2018

(as amended through and including the Series 2020-1 Closing Date and April 30, 2021)

$115,000,000 Series 2019-3 Variable Funding Senior Secured Notes, Class A-1

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Section 5.3	Ratification of Base Indenture	19
Section 5.4	Requirements for Notices to the Rating Agencies	19
Section 5.5	Certain Notices to the Rating Agencies	19
Section 5.6	Prior Notice by Trustee to the Controlling Class Representative and Control Party	20
Section 5.7	Counterparts	20
Section 5.8	Governing Law	20
Section 5.9	Amendments	20
Section 5.10	Termination of Series Supplement	20
Section 5.11	Entire Agreement	20

ANNEXES

Annex A	Series 2019-3 Supplemental Definitions List

EXHIBITS

Exhibit A	Form of Voluntary Decrease
Exhibit A-1-1	Form of Amended and Restated Series 2019-3 Class A-1 Advance Note
Exhibit A-1-2	Form of Amended and Restated Series 2019-3 Class A-1 Swingline Note
Exhibit A-1-3	Form of Amended and Restated Series 2019-3 Class A-1 L/C Note
Exhibit B	Form of Transferee Certificate – Series 2019-3 Class A-1 Notes

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SERIES 2019-3 SUPPLEMENT, dated as of December 11, 2019 (this “Series Supplement”), by and among DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company (the “Issuer”), DRIVEN BRANDS CANADA FUNDING CORPORATION, a Canadian corporation (the “Canadian Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as Series 2019-3 Securities Intermediary, to the Amended and Restated Base Indenture, dated as of April 24, 2018, by and between the Co-Issuers and Citibank, N.A., as Trustee and as Securities Intermediary (as amended by the Amendment No. 1 thereto, dated as of March 19, 2019, the Amendment No. 2 thereto, dated as of June 15, 2019, the Amendment No. 3 thereto, dated as of September 17, 2019, ~~and~~ the Amendment No. 4 thereto, dated as of July 6, 2020, the Amendment No. 5 thereto, dated as of December 14, 2020, the Amendment No. 6 thereto, dated as of March 30, 2021, the Amendment No. 7 thereto, dated as of March 30, 2021, and as the same may be further amended, amended and restated, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 13.1 of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued as one (1) Class of Notes pursuant to the Base Indenture and this Series Supplement, and such Series and Class of Notes shall be designated Series 2019-3 Variable Funding Senior Secured Notes, Class A-1 (as referred to herein, the “Series 2019-3 Class A-1 Notes”). The Series 2019-3 Class A-1 Notes were issued in three (3) Subclasses: (i) Series 2019-3 Class A-1 Advance Notes (as referred to herein, the “Series 2019-3 Class A-1 Advance Notes”), (ii) Series 2019-3 Class A-1 Swingline Notes (as referred to herein, the “Series 2019-3 Class A-1 Swingline Notes”), and (iii) Series 2019-3 Class A-1 L/C Notes (as referred to herein, the “Series 2019-3 Class A-1 L/C Notes”). For purposes of the Indenture, the Series 2019-3 Class A-1 Notes shall be deemed to be “Senior Notes” and shall be issued on the Series 2019-3 Closing Date.

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Series 2019-3 Supplemental Definitions List attached hereto as Annex A (the “Series 2019-3 Supplemental Definitions List”) as such Series 2019-3 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. All capitalized terms not otherwise defined therein shall have the meanings assigned thereto in the Base Indenture or the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture or Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit,

Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2019-3 Notes and not to any other Series of Notes issued by the Co-Issuers. The rules of construction set forth in Section 1.4 of the Base Indenture shall apply for all purposes under this Series Supplement.

ARTICLE II

INITIAL ISSUANCE, INCREASES AND DECREASES OF

SERIES 2019-3 CLASS A-1 OUTSTANDING PRINCIPAL AMOUNT;

ISSUANCE OF ADDITIONAL CLASS A-1 NOTES

Section 2.1     Procedures for Issuing and Increasing the Series 2019-3 Class A-1 Outstanding Principal Amount.

(a)     Subject to satisfaction of the conditions precedent to the making of Series 2019-3 Class A-1 Advances set forth in the Class A-1 Note Purchase Agreement, (i) on the Series 2019-3 Closing Date, the Issuer caused the Series 2019-3 Class A-1 Initial Advance Principal Amount to become outstanding by drawing ratably, at par, an initial aggregate principal amount of $54,499,000 Series 2019-3 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2019-3 Class A-1 Advances made on the Series 2019-3 Closing Date (the “Series 2019-3 Class A-1 Initial Advance”) and (ii) on any Business Day during the Series 2019-3 Class A-1 Commitment Term that does not occur during a Cash Trapping Period, the Co-Issuers may increase the Series 2019-3 Class A-1 Outstanding Principal Amount (such increase referred to as an “Increase”), by drawing ratably (or as otherwise set forth in the Class A-1 Note Purchase Agreement), at par, additional principal amounts on the Series 2019-3 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2019-3 Class A-1 Advances made on such Business Day; provided that at no time may the Series 2019-3 Class A-1 Outstanding Principal Amount exceed the Series 2019-3 Class A-1 Notes Maximum Principal Amount. The Series 2019-3 Class A-1 Initial Advance was made and each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Class A-1 Note Purchase Agreement and shall be ratably (except as otherwise set forth in the Class A-1 Note Purchase Agreement) allocated among the Series 2019-3 Class A-1 Noteholders (other than the Series 2019-3 Class A-1 Subfacility Noteholders in their capacity as such) as provided therein. Proceeds from the Series 2019-3 Class A-1 Initial Advance were paid as directed by the Issuer, and proceeds from each Increase shall be paid as directed by the Co-Issuers in the applicable Series 2019-3 Class A-1 Advance Request or as otherwise set forth in the Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Issuer or the Administrative Agent of the Series 2019-3 Class A-1 Initial Advance the Trustee indicated, and upon receipt of written notice from the Co-Issuers or the Administrative Agent of any Increase, the Trustee shall indicate in its books and records the amount of the Series 2019-3 Class A-1 Initial Advance or such Increase, as applicable.

(b)     Subject to satisfaction of the applicable conditions precedent set forth in the Class A-1 Note Purchase Agreement, on the Series 2019-3 Closing Date, the Issuer (i) was permitted to cause the Series 2019-3 Class A-1 Initial Swingline Principal Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2019-3 Class A-1 Swingline Notes corresponding to the aggregate amount of the Series 2019-3 Class A-1 Swingline Loans made on the Series 2019-3 Closing Date pursuant to Section 2.06 of the Class A-1 Note Purchase Agreement (the “Series 2019-3 Class A-1 Initial Swingline Loan”) and (ii) caused the Series 2019-3 Class A-1 Initial Aggregate Undrawn L/C Face Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2019-3 Class A-1 L/C Notes corresponding to the aggregate Undrawn L/C Face Amount of the Letters of Credit

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issued on the Series 2019-3 Closing Date pursuant to Section 2.07 of the Class A-1 Note Purchase Agreement; provided that at no time may the Series 2019-3 Class A-1 Outstanding Principal Amount exceed the Series 2019-3 Class A-1 Notes Maximum Principal Amount. The procedures relating to increases in the Series 2019-3 Class A-1 Outstanding Subfacility Amount (each such increase referred to as a “Subfacility Increase”) through borrowings of Series 2019-3 Class A-1 Swingline Loans and issuance or incurrence of Series 2019-3 Class A-1 L/C Obligations are set forth in the Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Issuer or the Administrative Agent of the issuance of the Series 2019-3 Class A-1 Initial Swingline Loan and the Series 2019-3 Class A-1 Initial Aggregate Undrawn L/C Face Amount and any Subfacility Increase, the Trustee shall indicate in its books and records the amount of each such issuance and Subfacility Increase.

Section 2.2     Procedures for Decreasing the Series 2019-3 Class A-1 Outstanding Principal Amount.

(a)     Mandatory Decrease. Whenever a Series 2019-3 Class A-1 Excess Principal Event shall have occurred, funds sufficient to decrease the Series 2019-3 Class A-1 Outstanding Principal Amount by the lesser of (x) the amount necessary, so that after giving effect to such decrease of the Series 2019-3 Class A-1 Outstanding Principal Amount on such date, no such Series 2019-3 Class A-1 Excess Principal Event shall exist and (y) the amount that would decrease the Series 2019-3 Class A-1 Outstanding Principal Amount to zero (each decrease of the Series 2019-3 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(a), a “Mandatory Decrease”) shall be due and payable on the Weekly Allocation Date immediately following the date on which a Manager or a Co-Issuer obtains knowledge of such Series 2019-3 Class A-1 Excess Principal Event, in accordance with the Priority of Payments. The Trustee shall distribute each Mandatory Decrease pursuant to the written direction of the Co-Issuers (or the Managers on their behalf) in the applicable Weekly Manager’s Certificate, which shall include the calculation of such Mandatory Decrease and distribution instructions in accordance with Section 4.02 of the Class A-1 Note Purchase Agreement. Any associated Series 2019-3 Class A-1 Breakage Amounts incurred as a result of such Mandatory Decrease (calculated in accordance with the Class A-1 Note Purchase Agreement) shall be deposited into the applicable Collection Accounts for allocation as Series 2019-3 Class A-1 Notes Other Amounts pursuant to the Priority of Payments on the Weekly Allocation Date related to the Weekly Manager’s Certificate indicating such Mandatory Decrease. Upon obtaining Actual Knowledge of such a Series 2019-3 Class A-1 Excess Principal Event, the Co-Issuers promptly, but in any event within two (2) Business Days, shall deliver written notice (by facsimile or e-mail of a PDF or other similar format file) of the need for any such Mandatory Decreases to the Trustee and the Administrative Agent.

(b)     Voluntary Decrease. Except as provided in Section 2.2(d), on any Business Day, upon at least three (3) Business Days’ prior written notice to the Administrative Agent and the Trustee in the applicable Weekly Manager’s Certificate, Quarterly Noteholders’ Report, or otherwise substantially in the form set forth in Exhibit A hereto, the Co-Issuers may decrease the Series 2019-3 Class A-1 Outstanding Principal Amount (each such decrease of the Series 2019-3 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(b), a “Voluntary Decrease”) by depositing in the Series 2019-3 Class A-1 Distribution Account not later than 10:00 a.m. (New York City time) on the date specified as the decrease date in the prior written notice referred to above and providing a written report to the Trustee directing the Trustee to distribute in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Class A-1 Note Purchase Agreement (which report shall include the calculation of such amounts and instructions for the distributions thereof) an amount (subject to the last sentence of this Section 2.2(b)) up to the Series 2019-3 Class A-1 Outstanding Principal Amount equal to the amount of such Voluntary Decrease; provided, that to the extent the deposit into the Series 2019-3 Class A-1 Distribution Account described above is not made by 10:00 a.m. (New York City time) on a Business Day, the same shall be deemed to be deposited on the following Business Day. Each such

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Voluntary Decrease shall be in a minimum principal amount as provided in the Class A-1 Note Purchase Agreement. Any associated Series 2019-3 Class A-1 Breakage Amounts incurred as a result of such Voluntary Decrease (calculated in accordance with the Class A-1 Note Purchase Agreement) shall be deposited into the applicable Collection Account(s) as indicated in the related Weekly Manager’s Certificate for allocation as Series 2019-3 Class A-1 Notes Other Amounts pursuant to the Priority of Payments on the Weekly Allocation Date related to the Weekly Manager’s Certificate indicating such Voluntary Decrease. It shall be a condition to any Voluntary Decrease that the amount on deposit in the Collection Accounts is sufficient to pay the Trustee, the Servicer and the Managers, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate), if any, on the Weekly Allocation Date immediately following such Voluntary Decrease.

(c)     Upon distribution to the Series 2019-3 Class A-1 Distribution Account of principal of the Series 2019-3 Class A-1 Advance Notes in connection with each Decrease, the Trustee shall (i) remit such amounts to the Holders of the Series 2019-3 Class A-1 Advance Notes and (ii) indicate in its books and records such Decrease.

(d)     The Class A-1 Note Purchase Agreement sets forth additional procedures relating to decreases in the Series 2019-3 Class A-1 Outstanding Subfacility Amount (each such decrease, together with any Voluntary Decrease or Mandatory Decrease allocated to the Series 2019-3 Class A-1 Subfacility Noteholders, referred to herein as a “Subfacility Decrease”) through (i) borrowings of Series 2019-3 Class A-1 Advances to repay Series 2019-3 Class A-1 Swingline Loans and Series 2019-3 Class A-1 L/C Obligations or (ii) optional prepayments of Series 2019-3 Class A-1 Swingline Loans on same day notice. Upon receipt of written notice from the Co-Issuers or the Administrative Agent of any Subfacility Decrease, the Trustee shall indicate in its books and records the amount of such Subfacility Decrease.

Section 2.3     Issuances of Additional Class A-1 Notes. In addition to the conditions set forth in Section 2.2(b) of the Base Indenture, for so long as the Series 2019-3 Class A-1 Notes are Outstanding, the issuance of any additional Series of Class A-1 Notes shall also require the consent of the Administrative Agent (which consent shall be deemed to have been given unless an objection is delivered to the Co-Issuers within ten (10) Business Days after written notice of such proposed issuance is delivered to the Administrative Agent).

ARTICLE III

SERIES 2019-3 ALLOCATIONS; PAYMENTS

With respect to the Series 2019-3 Notes only, the following shall apply:

Section 3.1     Allocations with Respect to the Series 2019-3 Notes. On the Series 2019-3 Closing Date, the Issuer arranged for the issuance of an Interest Reserve Letter of Credit under the Class A-1 Note Purchase Agreement. Such Interest Reserve Letter of Credit shall satisfy the Issuer’s requirement to maintain (i) funds in the Senior Notes Interest Reserve Accounts, or (ii) a letter of credit, or a combination thereof, in an aggregate amount equal to the Senior Notes Interest Reserve Amount, as calculated after giving effect to the issuance of the Series 2019-3 Notes. Such Interest Reserve Letter of Credit replaced any Interest Reserve Letters of Credit in respect of required interest reserve amounts for the Series 2015-1 Notes, the Series 2016-1 Notes, the Series 2018-1 Notes, the Series 2019-1 Notes and the Series 2019-2 Notes.

Section 3.2     Application of Weekly Collections on Weekly Allocation Dates to the Series 2019-3 Notes; Quarterly Payment Date Applications. On each Weekly Allocation Date, the

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Co-Issuers (or the Managers on their behalf) shall deliver a Weekly Manager’s Certificate to the Trustee, which Weekly Manager’s Certificate will instruct the Trustee to allocate from the Collection Accounts all amounts relating to the Series 2019-3 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments, including the following:

(a)     Series 2019-3 Senior Notes Accrued Quarterly Interest Amounts. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2019-3 Class A-1 Quarterly Interest and, without duplication, the Series 2019-3 Class A-1 L/C Fees deemed to be “Senior Notes Accrued Quarterly Interest Amounts” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(b)     Series 2019-3 Class A-1 Notes Accrued Quarterly Commitment Fees Amount. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2019-3 Class A-1 Notes Quarterly Commitment Fees deemed to be a “Class A-1 Notes Accrued Quarterly Commitment Fees Amount” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(c)     Series 2019-3 Class A-1 Administrative Expenses. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to pay to the Administrative Agent from the Collection Accounts the Series 2019-3 Class A-1 Administrative Expenses deemed to be “Class A-1 Notes Administrative Expenses” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(d)     Series 2019-3 Senior Notes Interest Reserve Amount.

(i)     The Co-Issuers shall maintain an amount on deposit in the Senior Notes Interest Reserve Accounts with respect to the Series 2019-3 Notes equal to the Series 2019-3 Senior Notes Interest Reserve Amount.

(ii)    On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to deposit into the Senior Notes Interest Reserve Accounts an amount equal to the Series 2019-3 Senior Notes Interest Reserve Account Deficit Amount (if any) pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments; it being understood that all or a portion of such deposit may be funded with the proceeds of an Increase otherwise permitted hereunder.

(iii)   On each Quarterly Calculation Date preceding the first Quarterly Payment Date following a Series 2019-3 Interest Reserve Release Event or on which a Series 2019-3 Interest Reserve Release Event occurs, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to (i) withdraw the Series 2019-3 Interest Reserve Release Amount, if any, from the Senior Notes Interest Reserve Accounts and deposit such amounts into the applicable Collection Accounts in accordance with Section 5.10(e)(vi) of the Base Indenture and the related Weekly Manager’s Certificate and/or (ii) replace any Interest Reserve Letter of Credit, and the Trustee or the Control Party, as applicable, shall, at the direction of the Co-Issuers, deliver to the Co-Issuers any such replaced Interest Reserve Letter of Credit simultaneously with the receipt of any Interest Reserve Letter of Credit in replacement thereof, whether by way of escrow or otherwise, in each case to the extent that no Senior Notes Interest Reserve Account Deficit Amount will be outstanding on the immediately following Weekly Allocation Date.

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(e)     Series 2019-3 Senior Notes Rapid Amortization and Renewal Date Principal Amounts. If any Weekly Allocation Date occurs during a Rapid Amortization Period or if the Series 2019-3 Class A-1 Notes shall not have been repaid in full on or before the Series 2019-3 Class A-1 Notes Renewal Date (after giving effect to any extensions), the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts for payment of principal on the Series 2019-3 Class A-1 Notes the amounts contemplated by the Priority of Payments for such principal.

(f)     [Reserved].

(g)     [Reserved].

(h)     Series 2019-3 Class A-1 Notes Cash Collateral Amounts. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts amounts then known by the Managers that will become due under the Class A-1 Note Purchase Agreement prior to the immediately succeeding Quarterly Payment Date with respect to the cash collateralization of Letters of Credit issued under the Class A-1 Note Purchase Agreement pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(i)     Series 2019-3 Class A-1 Notes Principal Amounts. On each Weekly Allocation Date, if the Series 2019-3 Class A-1 Notes Renewal Date has not occurred, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts any outstanding amounts due and payable in respect of the Outstanding Principal Amount of the Series 2019-3 Class A-1 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(j)     Series 2019-3 Class A-1 Notes Other Amounts. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2019-3 Class A-1 Notes Other Amounts deemed to be “Class A-1 Notes Other Amounts” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(k)     Series 2019-3 Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount. On each Weekly Allocation Date, the Co-Issuers (or the Managers on their behalf) shall instruct the Trustee in writing to allocate from the Collection Accounts the Series 2019-3 Class A-1 Post-Renewal Date Additional Interest deemed to be “Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(l)     [Reserved].

(m)    Application Instructions. The Control Party is hereby authorized (but shall not be obligated) to deliver any instruction contemplated in this Section 3.2 that is not timely delivered by or on behalf of the Co-Issuers.

Section 3.3     Certain Distributions from Series 2019-3 Distribution Account. On each Quarterly Payment Date, based solely upon the most recent Quarterly Noteholders’ Report, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, remit to the Series 2019-3 Class A-1 Noteholders from the Series 2019-3 Class A-1 Distribution Account, the amounts withdrawn from the Senior Notes Interest Payment Accounts, the Class A-1 Notes Commitment Fees Accounts and the Senior Notes Principal Payment Accounts or otherwise, as applicable, pursuant to Section 5.12(a), (d) or (h) or

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otherwise, as applicable, of the Base Indenture, and deposited in the Series 2019-3 Class A-1 Distribution Account for the payment of interest and fees and, to the extent applicable, principal or other amounts on such Quarterly Payment Date.

Section 3.4     Series 2019-3 Class A-1 Interest and Certain Fees.

(a)     Series 2019-3 Class A-1 Note Rate and L/C Fees. From and after the Series 2019-3 Closing Date, the applicable portions of the Series 2019-3 Class A-1 Outstanding Principal Amount will accrue (i) interest at the Series 2019-3 Class A-1 Note Rate and (ii) Series 2019-3 Class A-1 L/C Fees at the applicable rates provided therefor in the Class A-1 Note Purchase Agreement. Such accrued interest and fees will be due and payable in arrears on each Quarterly Payment Date from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture; provided that in any event all accrued but unpaid interest and fees shall be paid in full on the Series 2019-3 Legal Final Maturity Date, on any Series 2019-3 Prepayment Date with respect to a prepayment in full of the Series 2019-3 Class A-1 Notes, on any day when the Commitments are terminated in full or on any other day on which all of the Series 2019-3 Class A-1 Outstanding Principal Amount is required to be paid in full, in each case pursuant to, and in accordance with, the provisions of the Priority of Payments. To the extent any such amount is not paid when due, such unpaid amount will accrue interest at the Series 2019-3 Class A-1 Note Rate.

(b)     Undrawn Commitment Fees. From and after the Series 2019-3 Closing Date, Undrawn Commitment Fees will accrue as provided in the Class A-1 Note Purchase Agreement. Such accrued fees will be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture. To the extent any such amount is not paid when due, such unpaid amount will accrue interest at the Series 2019-3 Class A-1 Note Rate.

(c)     Series 2019-3 Class A-1 Post-Renewal Date Additional Interest. From and after the Series 2019-3 Class A-1 Notes Renewal Date (after giving effect to any extensions), if the Series 2019-3 Final Payment has not been made, additional interest will accrue on the Series 2019-3 Class A-1 Outstanding Principal Amount (excluding any Undrawn L/C Face Amounts included therein) at a rate equal to 5.00% per annum (the “Series 2019-3 Class A-1 Post-Renewal Date Additional Interest Rate”) in addition to the regular interest that will continue to accrue at the Series 2019-3 Class A-1 Note Rate. All computations of Series 2019-3 Class A-1 Post-Renewal Date Additional Interest (other than any accruing on any Base Rate Advances) and all computations of fees shall be made on the basis of a year of 360 days and the actual number of days elapsed. All computations of Series 2019-3 Class A-1 Post-Renewal Date Additional Interest accruing on any Base Rate Advances shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed, in accordance with Section 3.01(f) of the Class A-1 Note Purchase Agreement. Any Series 2019-3 Class A-1 Post-Renewal Date Additional Interest shall be made on a 30/360 Basis. Any Series 2019-3 Class A-1 Post-Renewal Date Additional Interest will be due and payable on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so made available, and failure to pay any Series 2019-3 Class A-1 Post-Renewal Date Additional Interest in excess of available amounts in accordance with the foregoing will not be an Event of Default and interest will not accrue on any unpaid portion thereof; provided that in any event all accrued but unpaid Series 2019-3 Class A-1 Post-Renewal Date Additional Interest shall be paid in full on the Series 2019-3 Legal Final Maturity Date or otherwise as part of any Series 2019-3 Final Payment by indicating

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the amount thereof on the related Quarterly Noteholders’ Report or otherwise in written instructions from the Managers to the Trustee.

(d)     Series 2019-3 Class A-1 Initial Interest Accrual Period. The initial Interest Accrual Period for the Series 2019-3 Class A-1 Notes shall commence on the Series 2019-3 Closing Date and end on (but exclude) the day that is two (2) Business Days prior to the Quarterly Calculation Date preceding the following Quarterly Payment Date; provided, that, notwithstanding anything to the contrary in this Series Supplement and pursuant to the Voluntary Decrease pursuant to the Series 2015-1 Supplement, accrued and unpaid Series 2015-1 Class A-1 Quarterly Interest (as defined in the Series 2015-1 Supplement) from the first day of the Interest Accrual Period under the Series 2015-1 Supplement through (but excluding) the Series 2019-3 Closing Date shall be deemed to have accrued as “Series 2019-3 Class A-1 Quarterly Interest” during the initial Interest Accrual Period under this Series Supplement.

Section 3.5     [Reserved].

Section 3.6     Payment of Series 2019-3 Note Principal.

(a)     Series 2019-3 Notes Principal Payment at Legal Maturity. The Series 2019-3 Outstanding Principal Amount shall be due and payable on the Series 2019-3 Legal Final Maturity Date. The Series 2019-3 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in the Base Indenture, this Section 3.6 and Section 2.2 of this Series Supplement and the Class A-1 Note Purchase Agreement.

(b)     Series 2019-3 Class A-1 Notes Renewal Date. The initial Series 2019-3 Class A-1   Notes Renewal Date will be the Quarterly Payment Date occurring in July 2020, unless extended as provided below in this Section 3.6(b).

(i)     First Extension Election. Subject to the conditions set forth in Section 3.6(b)(vi) of this Series Supplement, the Managers shall have the option on or before the Quarterly Payment Date occurring in July 2020 to elect (the “Series 2019-3 First Extension Election”) to extend the Series 2019-3 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in July 2021 by delivering written notice to the Administrative Agent, the Trustee and the Control Party to the effect that the conditions precedent to such Series 2019-3 First Extension Election have been satisfied; provided that upon such extension, the Quarterly Payment Date occurring in July 2021 shall become the Series 2019-3 Class A-1 Notes Renewal Date; provided, further, that, in accordance with the Series 2019-3 Class A-1 Notes Fee Letter, and notwithstanding any other requirement of this Series Supplement, the Series 2019-3 First Extension Election shall be deemed to have become effective as of the Series 2019-3 Closing Date.

(ii)     Second Extension Election. Subject to the conditions set forth in Section 3.6(b)(vi) of this Series Supplement, if the Series 2019-3 First Extension Election has been made and become effective, the Managers shall have the option on or before the Quarterly Payment Date occurring in July 2021 to elect (the “Series 2019-3 Second Extension Election”) to extend the Series 2019-3 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in July 2022 by delivering written notice to the Administrative Agent, the Trustee and the Control Party to the effect that the conditions precedent to such Series 2019-3 Second Extension Election have been satisfied; provided that upon such extension, the Quarterly Payment Date occurring in July 2022 shall become the Series 2019-3 Class A-1 Notes Renewal Date; provided, further, that, in

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accordance with the Series 2019-3 Class A-1 Notes Fee Letter, and notwithstanding any other requirement of this Series Supplement, the Series 2019-3 Second Extension Election shall be deemed to have become effective as of the Series 2019-3 Closing Date and the Quarterly Payment Date occurring in July 2022 shall have become the Series 2019-3 Class A-1 Notes Renewal Date.

(iii)     Third Extension Election. Subject to the conditions set forth in Section 3.6(b)(vi) of this Series Supplement, if the Series 2019-3 Second Extension Election has been made and become effective, the Managers shall have the option on or before the Quarterly Payment Date occurring in July 2022 to elect (the “Series 2019-3 Third Extension Election”) to extend the Series 2019-3 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in July 2023 by delivering written notice to the Administrative Agent, the Trustee and the Control Party to the effect that the conditions precedent to such Series 2019-3 Third Extension Election have been satisfied; provided that upon such extension, the Quarterly Payment Date occurring in July 2023 shall become the Series 2019-3 Class A-1 Notes Renewal Date.

(iv)     Fourth Extension Election. Subject to the conditions set forth in Section 3.6(b)(vi) of this Series Supplement, if the Series 2019-3 Third Extension Election has been made and become effective, the Managers shall have the option on or before the Quarterly Payment Date occurring in July 2023 to elect (the “Series 2019-3 Fourth Extension Election”) to extend the Series 2019-3 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in July 2024 by delivering written notice to the Administrative Agent, the Trustee and the Control Party to the effect that the conditions precedent to such Series 2019-3 Fourth Extension Election have been satisfied; provided that upon such extension, the Quarterly Payment Date occurring in July 2024 shall become the Series 2019-3 Class A-1 Notes Renewal Date.

(v)     Fifth Extension Election. Subject to the conditions set forth in Section 3.6(b)(vi) of this Series Supplement, if the Series 2019-3 Fourth Extension Election has been made and become effective, the Managers shall have the option on or before the Quarterly Payment Date occurring in July 2024 to elect (the “Series 2019-3 Fifth Extension Election”) to extend the Series 2019-3 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in July 2025 by delivering written notice to the Administrative Agent, the Trustee and the Control Party to the effect that the conditions precedent to such Series 2019-3 Fifth Extension Election have been satisfied; provided that upon such extension, the Quarterly Payment Date occurring in July 2025 shall become the Series 2019-3 Class A-1 Notes Renewal Date.

(vi)     Conditions Precedent to Series 2019-3 Extension Elections. It shall be a condition to the effectiveness of each of the Series 2019-3 Extension Elections that as of the date of such 2019-3 Extension Election (a) the DSCR is greater than or equal to 2.25:1.00 (calculated as of the most recent Quarterly Calculation Date), (b) either (1) the rating assigned to any outstanding Series of Class A-2 Notes by any Rating Agency has not been downgraded below “BBB-” or withdrawn or (2) any outstanding Series of Class A-2 Notes have been downgraded or their rating has been withdrawn by such Rating Agency but such downgrade or withdrawal was caused primarily by the bankruptcy, insolvency or other financial difficulty experienced by any entity other than an Affiliate of Parent and (c) all Class A-1 Extension Fees shall have been paid on or prior to the date of such 2019-3 Extension Election. Any notice given pursuant to Sections 3.6(b)(i) through (v) of this Series Supplement shall be irrevocable; provided that if the conditions set forth in this Section 3.6(b)(vi) are not met as of the applicable date of such Series 2019-3 Extension Election, the election set forth in such notice shall automatically be deemed ineffective. For the avoidance of doubt, no consent of the Trustee, the Control Party, the

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Controlling Class Representative, the Administrative Agent, any Noteholder or any other Secured Party shall be necessary for the effectiveness of any Series 2019-3 Extension Election.

(c)     [Reserved].

(d)     Series 2019-3 Notes Mandatory Payments of Principal.

(i)     [reserved]

(ii)    [reserved]

(iii)   During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the applicable Classes of Series 2019-3 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. Such payments shall be allocated among the Series 2019-3 Class A-1 Noteholders in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Class A-1 Note Purchase Agreement.

(iv)   If the Series 2019-3 Class A-1 Notes shall not have been repaid in full or otherwise refinanced in full (which refinancing may also include an extension thereof) on or before the Series 2019-3 Class A-1 Notes Renewal Date, principal payments shall be due and payable on each Quarterly Payment Date on the applicable Series 2019-3 Class A-1 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. Such payments shall be allocated among the Series 2019-3 Class A-1 Noteholders, in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Class A-1 Note Purchase Agreement.

(e)     [Reserved].

(f)     [Reserved].

(g)    [Reserved].

(h)    [Reserved].

(i)     [Reserved].

(j)     Indemnification Amounts; Insurance/Condemnation Proceeds; Release Prices; Asset Disposition Proceeds. Any Indemnification Amounts, Insurance/Condemnation Proceeds, Release Prices or Asset Disposition Proceeds allocated to the Senior Notes Principal Payment Accounts in accordance with Section 5.11(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payment Accounts in accordance with Section 5.12(h) of the Base Indenture and the related Weekly

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Manager’s Certificate and deposited in the Series 2019-3 Distribution Account and used to repay the Series 2019-3 Class A-1 Notes (in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Class A-1 Note Purchase Agreement), on the Quarterly Payment Date immediately succeeding such deposit.

(k)    [Reserved]

(l)     Series 2019-3 Notices of Final Payment. The Co-Issuers shall notify the Trustee, the Servicer and each of the Rating Agencies on or before the Prepayment Record Date preceding the Series 2019-3 Prepayment Date that will be the Series 2019-3 Final Payment Date. The Trustee shall provide any written notice required under this Section 3.6(l) to each Person in whose name a Series 2019-3 Note is registered at the close of business on such Prepayment Record Date of the Series 2019-3 Prepayment Date that will be the Series 2019-3 Final Payment Date. Such written notice to be sent to the Series 2019-3 Noteholders shall be made at the expense of the Co-Issuers and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Co-Issuers indicating that the Series 2019-3 Final Payment will be made and shall specify that such Series 2019-3 Final Payment will be payable only upon presentation and surrender of the Series 2019-3 Notes, which such surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Managers, the Trustee and their affiliates, and shall specify the place where the Series 2019-3 Notes may be presented and surrendered for such Series 2019-3 Final Payment.

Section 3.7     Series 2019-3 Class A-1 Distribution Account.

(a)     Establishment of Series 2019-3 Class A-1 Distribution Account. The Trustee has established and shall maintain in the name of the Trustee for the benefit of the Series 2019-3 Class A-1 Noteholders an account (the “Series 2019-3 Class A-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2019-3 Class A-1 Noteholders. The Series 2019-3 Class A-1 Distribution Account shall be an Eligible Account. Initially, the Series 2019-3 Class A-1 Distribution Account will be established with the Trustee.

(b)     [reserved]

(c)     [reserved]

(d)     Series 2019-3 Class A-1 Distribution Account Constitutes Additional Collateral for Series 2019-3 Class A-1 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2019-3 Class A-1 Notes, the Co-Issuers hereby grant a security interest in and assign, pledge, grant, transfer and set over to the Trustee, for the benefit of the Series 2019-3 Class A-1 Noteholders, all of the Co-Issuers’ right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2019-3 Class A-1 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing the Series 2019-3 Class A-1 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2019-3 Class A-1 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2019-3 Class A-1 Distribution Account Collateral”).

(e)     Termination of Series 2019-3 Class A-1 Distribution Account. On or after the date on which (1) all accrued and unpaid interest on and principal of all Outstanding Series 2019-3 Class

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A-1     Notes have been paid, (2) all Undrawn L/C Face Amounts have expired or have been cash collateralized in accordance with the terms of the Class A-1 Note Purchase Agreement (after giving effect to the provisions of Section 4.04 of the Class A-1 Note Purchase Agreement), (3) all fees and expenses and other amounts then due and payable under the Class A-1 Note Purchase Agreement have been paid and (4) all Series 2019-3 Class A-1 Commitments have been terminated in full, the Trustee, acting in accordance with the written instructions of the Co-Issuers (or the Managers on their behalf), shall withdraw from the Series 2019-3 Class A-1 Distribution Account all amounts on deposit therein (and the proceeds of any other instruments and other property credited thereto) for distribution pursuant to the Priority of Payments and all Liens, if any, created in favor of the Trustee for the benefit of the Series 2019-3 Class A-1 Noteholders under the Base Indenture with respect to Series 2019-3 Class A-1 Distribution Account shall be automatically released, and the Trustee, upon written request of the Co-Issuers, at the written direction of the Control Party, shall execute and deliver to the Co-Issuers any and all documentation reasonably requested and prepared by the Co-Issuers at the Co-Issuers’ expense to effect or evidence the release by the Trustee of the Series 2019-3 Class A-1 Noteholders’ security interest in the Series 2019-3 Class A-1 Distribution Account Collateral.

Section 3.8     [Reserved].

Section 3.9     Trustee as Securities Intermediary.

(a)     The Trustee or other Person holding the Series 2019-3 Distribution Account shall be the “Series 2019-3 Securities Intermediary”. If the Series 2019-3 Securities Intermediary in respect of the Series 2019-3 Distribution Account is not the Trustee, the Co-Issuers shall obtain the express agreement of such other Person to the obligations of the Series 2019-3 Securities Intermediary set forth in this Section 3.9.

(b)     The Series 2019-3 Securities Intermediary agrees that:

(i)     The Series 2019-3 Distribution Account is the account to which Financial Assets will or may be credited;

(ii)     The Series 2019-3 Distribution Account is a “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Series 2019-3 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)     All securities or other property (other than cash) underlying any Financial Assets credited to the Series 2019-3 Distribution Account shall be registered in the name of the Series 2019-3 Securities Intermediary, indorsed to the Series 2019-3 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2019-3 Securities Intermediary, and in no case will any Financial Asset credited to the Series 2019-3 Distribution Account be registered in the name of the Co-Issuers, payable to the order of the Co-Issuers or specially indorsed to the Co-Issuers;

(iv)     All property delivered to the Series 2019-3 Securities Intermediary pursuant to this Series Supplement will be promptly credited to the Series 2019-3 Distribution Account;

(v)     Each item of property (whether investment property, security, instrument or cash) credited to the Series 2019-3 Distribution Account shall be treated as a Financial Asset;

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(vi)     If at any time the Series 2019-3 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2019-3 Distribution Account, the Series 2019-3 Securities Intermediary shall comply with such entitlement order without further consent by the Co-Issuers, any other Securitization Entity or any other Person;

(vii)     The Series 2019-3 Distribution Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, the State of New York shall be deemed to the Series 2019-3 Securities Intermediary’s jurisdiction and the Series 2019-3 Distribution Account (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York. The parties further agree that with respect to the Series 2019-3 Distribution Account the law applicable to all the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary shall be the law of the State of New York;

(viii)     The Series 2019-3 Securities Intermediary has not entered into, and until termination of this Series Supplement will not enter into, any agreement with any other Person relating to the Series 2019-3 Distribution Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and the Series 2019-3 Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with the Co-Issuers purporting to limit or condition the obligation of the Series 2019-3 Securities Intermediary to comply with entitlement orders as set forth in Section 3.9(b)(vi); and

(ix)     Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2019-3 Distribution Account, neither the Series 2019-3 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Series 2019-3 Distribution Account or any Financial Asset credited thereto. If the Series 2019-3 Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Series 2019-3 Distribution Account or any Financial Asset carried therein, the Series 2019-3 Securities Intermediary will promptly notify the Trustee, the Managers, the Servicer and the Co-Issuers thereof.

(c)     At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2019-3 Distribution Account and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2019-3 Distribution Account; provided, however, that at all other times the Co-Issuers shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2019-3 Distribution Account.

Section 3.10     Managers. Pursuant to the Management Agreements, the Managers have agreed to provide certain reports, notices, instructions and other services on behalf of the Issuer. The Series 2019-3 Noteholders by their acceptance of the Series 2019-3 Notes consent to the provision of such reports and notices to the Trustee by the Managers in lieu of the Co-Issuers. Any such reports and notices that are required to be delivered to the Series 2019-3 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

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Section 3.11     Replacement of Ineligible Accounts. If, at any time, the Series 2019-3 Class A-1 Distribution Account shall cease to be an Eligible Account (a “Series 2019-3 Ineligible Account”), the Co-Issuers shall (i) within five (5) Business Days of obtaining Actual Knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for the Series 2019-3 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from the Series 2019-3 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee.

ARTICLE IV

FORM OF SERIES 2019-3 NOTES

Section 4.1     Issuance of Series 2019-3 Class A-1 Notes.

(a)     The Series 2019-3 Class A-1 Advance Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-1 hereto, and will be issued to the Series 2019-3 Class A-1 Noteholders (other than the Series 2019-3 Class A-1 Subfacility Noteholders) pursuant to and in accordance with the Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series Supplement and the Class A-1 Note Purchase Agreement, the Series 2019-3 Class A-1 Advance Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by such Series 2019-3 Class A-1 Noteholders. The Series 2019-3 Class A-1 Advance Notes shall bear a face amount equal in the aggregate to up to the Series 2019-3 Class A-1 Notes Maximum Principal Amount as of the Series 2019-3 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2019-3 Class A-1 Initial Advance Principal Amount pursuant to Section 2.1(a) of this Series Supplement. The Administrative Agent shall record any Increases or Decreases with respect to the Series 2019-3 Class A-1 Outstanding Principal Amount such that, subject to Section 4.1(d) of this Series Supplement, the principal amount of the Series 2019-3 Class A-1 Advance Notes that are Outstanding accurately reflects all such Increases and Decreases.The Series 2019-3 Class A-1 Swingline Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-2 hereto, and will be issued to the Swingline Lender pursuant to and in accordance with the Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series Supplement and the Class A-1 Note Purchase Agreement, the Series 2019-3 Class A-1 Swingline Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Swingline Lender. The Series 2019-3 Class A-1 Swingline Note shall bear a face amount equal in the aggregate to up to the Swingline Commitment as of the Series 2019-3 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2019-3 Class A-1 Initial Swingline Principal Amount pursuant to Section 2.1(b)(i) of this Series Supplement. The Administrative Agent shall record any Subfacility Increases or Subfacility Decreases with respect to the Swingline Loans such that, subject to Section 4.1(d) of this Series Supplement, the aggregate principal amount of the Series 2019-3 Class A-1 Swingline Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases.

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(c)     The Series 2019-3 Class A-1 L/C Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-3 hereto, and will be issued to the L/C Provider pursuant to and in accordance with the Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series Supplement and the Class A-1 Note Purchase Agreement, the Series 2019-3 Class A-1 L/C Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the L/C Provider. The Series 2019-3 Class A-1 L/C Notes shall bear a face amount equal in the aggregate to up to the L/C Commitment as of the Series 2019-3 Closing Date, and shall be initially issued in an aggregate amount equal to the Series 2019-3 Class A-1 Initial Aggregate Undrawn L/C Face Amount pursuant to Section 2.1(b)(ii) of this Series Supplement. The Administrative Agent shall record any Subfacility Increases or Subfacility Decreases with respect to Undrawn L/C Face Amounts or Unreimbursed L/C Drawings, as applicable, such that, subject to Section 4.1(d) of this Series Supplement, the aggregate amount of the Series 2019-3 Class A-1 L/C Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases. All Undrawn L/C Face Amounts shall be deemed to be “principal” outstanding under the Series 2019-3 Class A-1 L/C Notes for all purposes of the Indenture and the other Transaction Documents other than for purposes of accrual of interest.

(d)     For the avoidance of doubt, notwithstanding that the aggregate face amount of the Series 2019-3 Class A-1 Notes will exceed the Series 2019-3 Class A-1 Notes Maximum Principal Amount, at no time will the principal amount actually outstanding of the Series 2019-3 Class A-1 Advance Notes, the Series 2019-3 Class A-1 Swingline Notes and the Series 2019-3 Class A-1 L/C Notes in the aggregate exceed the Series 2019-3 Class A-1 Notes Maximum Principal Amount.

(e)     The Series 2019-3 Class A-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officers executing such Series 2019-3 Class A-1 Notes, as evidenced by their execution of the Series 2019-3 Class A-1 Notes. The Series 2019-3 Class A-1 Notes may be produced in any manner, all as determined by the Authorized Officers executing such Series 2019-3 Class A-1 Notes, as evidenced by their execution of such Series 2019-3 Class A-1 Notes. The initial sale of the Series 2019-3 Class A-1 Notes is limited to Persons who have executed the Class A-1 Note Purchase Agreement. The Series 2019-3 A-1 Notes may be resold only to a Co-Issuer or its Affiliates, and Persons who are not Competitors (except that Series 2019-3 Class A-1 Notes may be resold to Persons who are Competitors with the written consent of the Co-Issuers) in compliance with the terms of the Class A-1 Note Purchase Agreement.

Section 4.2     [Reserved].

Section 4.3     Transfer Restrictions of Series 2019-3 Class A-1 Notes.

(a)     Subject to the terms of the Indenture and the Class A-1 Note Purchase Agreement, the holder of any Series 2019-3 Class A-1 Advance Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2019-3 Class A-1 Advance Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar

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in addition to, or in substitution for, STAMP, and accompanied by a certificate substantially in the form of Exhibit B hereto; provided that if the holder of any Series 2019-3 Class A-1 Advance Note transfers, in whole or in part, its interest in any Series 2019-3 Class A-1 Advance Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Class A-1 Note Purchase Agreement, then such Series 2019-3 Class A-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B hereto upon transfer of its interest in such Series 2019-3 Class A-1 Advance Note. In exchange for any Series 2019-3 Class A-1 Advance Note properly presented for transfer along with the appropriately completed transfer certificate, Assignment and Assumption Agreement or Investor Group Supplement pursuant to the requirements of this Section 4.3(a), the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2019-3 Class A-1 Advance Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2019-3 Class A-1 Advance Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2019-3 Class A-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2019-3 Class A-1 Advance Note shall be made unless the request for such transfer is made by the Series 2019-3 Class A-1 Noteholder at such office. None of the Co-Issuers or the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2019-3 Class A-1 Advance Notes, the Trustee shall recognize the holders of such Series 2019-3 Class A-1 Advance Note as Series 2019-3 Class A-1 Noteholders.

(b)     Subject to the terms of the Indenture and the Class A-1 Note Purchase Agreement, the Swingline Lender may transfer the Series 2019-3 Class A-1 Swingline Notes in whole but not in part by surrendering such Series 2019-3 Class A-1 Swingline Notes at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by a certificate substantially in the form of Exhibit B hereto; provided that if the holder of any Series 2019-3 Class A-1 Swingline Note transfers, in whole or in part, its interest in any Series 2019-3 Class A-1 Swingline Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Class A-1 Note Purchase Agreement, then such Series 2019-3 Class A-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B hereto upon transfer of its interest in such Series 2019-3 Class A-1 Swingline Note. In exchange for any Series 2019-3 Class A-1 Swingline Note properly presented for transfer along with the appropriately completed transfer certificate, Assignment and Assumption Agreement or Investor Group Supplement pursuant to the requirements of this Section 4.3(b), the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Series 2019-3 Class A-1 Swingline Note for the same aggregate principal amount as was transferred. No transfer of any Series 2019-3 Class A-1 Swingline Note shall be made unless the request for such transfer is made by the Swingline Lender at such office. None of the Co-Issuers or the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2019-3 Class A-1 Swingline Note, the

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Trustee shall recognize the holder of such Series 2019-3 Class A-1 Swingline Note as a Series 2019-3 Class A-1 Noteholder.

(c)     Subject to the terms of the Indenture and the Class A-1 Note Purchase Agreement, the L/C Provider may transfer any Series 2019-3 Class A-1 L/C Note in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2019-3 Class A-1 L/C Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by and accompanied by a certificate substantially in the form of Exhibit B hereto; provided that if the holder of any Series 2019-3 Class A-1 L/C Note transfers, in whole or in part, its interest in any Series 2019-3 Class A-1 L/C Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Class A-1 Note Purchase Agreement, then such Series 2019-3 Class A-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B hereto upon transfer of its interest in such Series 2019-3 Class A-1 L/C Note. In exchange for any Series 2019-3 Class A-1 L/C Note properly presented for transfer along with the appropriately completed transfer certificate, Assignment and Assumption Agreement or Investor Group Supplement pursuant to the requirements of this Section 4.3(c), the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2019-3 Class A-1 L/C Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2019-3 Class A-1 L/C Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of transferor) to such address as the transferor may request, Series 2019-3 Class A-1 L/C Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2019-3 Class A-1 L/C Note shall be made unless the request for such transfer is made by the L/C Provider at such office. None of the Co-Issuers or the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2019-3 Class A-1 L/C Note, the Trustee shall recognize the holder of such S Series 2019-3 Class A-1 L/C Note as a Series 2019-3 Class A-1 Noteholder.

(d)     Each Series 2019-3 Class A-1 Note shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2019-3 CLASS A-1 NOTE (This “NOTE”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND DRIVEN BRANDS FUNDING, LLC (THE “ISSUER”) AND DRIVEN BRANDS CANADA FUNDING CORPORATION (THE “CANADIAN ISSUER” AND, TOGETHER WITH THE ISSUER, THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS A CO- ISSUER GIVES WRITTEN CONSENT TO SUCH OFFER, SALE,

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PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED CLASS A-1 NOTE PURCHASE AGREEMENT (SERIES 2019-3 CLASS A-1 NOTES), DATED AS OF JULY 6, 2020 (AS AMENDED, SUPPLEMENTED OR MODIFIED, THE “CLASS A-1 NOTE PURCHASE AGREEMENT”), BY AND AMONG THE CO-ISSUERS, THE GUARANTORS PARTY THERETO, DRIVEN BRANDS, INC., AS THE U.S. MANAGER, DRIVEN BRANDS CANADA SHARED SERVICES INC., AS THE CANADIAN MANAGER, THE CONDUIT INVESTORS PARTY THERETO, THE COMMITTED NOTE PURCHASERS PARTY THERETO, THE FUNDING AGENTS PARTY THERETO, AND BARCLAYS BANK PLC, NEW YORK BRANCH, AS L/C PROVIDER, SWINGLINE LENDER AND ADMINISTRATIVE AGENT.

The required legend set forth above shall not be removed from the Series 2019-3 Class A-1 Notes except as provided herein.

ARTICLE V

GENERAL

Section 5.1     Information. On or before each Quarterly Payment Date, the Co-Issuers shall furnish, or cause to be furnished, a Quarterly Noteholders’ Report with respect to the Series 2019-3 Notes to the Trustee, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(i)     the total amount available to be distributed to Series 2019-3 Noteholders on such Quarterly Payment Date;

(ii)    the amount of such distribution allocable to the payment of interest on the Series 2019-3 Notes;

(iii)   the amount of such distribution allocable to the payment of principal of the Series 2019-3 Notes;

(iv)   [Reserved];

(v)    the amount of such distribution allocable to the payment of any Release Prices;

(vi)   the amount of such distribution allocable to the payment of any fees or other amounts due to the Series 2019-3 Class A-1 Noteholders;

(vii)     whether, to the Actual Knowledge of the Co-Issuers, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event or Manager Termination Event has occurred, as of the related Quarterly Calculation Date, or any Cash Trapping Period is in effect, as of the related Quarterly Calculation Date;

(viii)    the DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

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(ix)    the number of franchised locations and Securitization-Owned Locations located anywhere in the world that are open for business as of the last day of the preceding Quarterly Fiscal Period;

(x)     the amount of Driven Brands System-Wide Sales as of the related Quarterly Calculation Date; and

(xi)    the amount on deposit in the applicable Senior Notes Interest Reserve Accounts (and the availability under any Interest Reserve Letter of Credit relating to any Class A-1 Notes) and the amount on deposit, if any, in the Cash Trap Reserve Accounts, in each case, as of the close of business on the last Business Day of the preceding Quarterly Fiscal Period.

Any Series 2019-3 Noteholder may obtain copies of each Quarterly Noteholders’ Report in accordance with the procedures set forth in Section 4.4 of the Base Indenture.

Section 5.2     Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.3     Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 5.4     Requirements for Notices to the Rating Agencies. For purposes of Section 14.1 of the Base Indenture, the address for any notice or communication by any party to any Rating Agency shall be in writing and delivered in person, delivered by e-mail or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to Rating Agency’s address:

If to S&P:

Standard & Poor’s Ratings Services,

a Division of the McGraw-Hill Companies, Inc.

55 Water Street

New York, NY 10004

Attention: Structured Credit Surveillance Group

E-mail: servicer_reports@sandp.com

If to KBRA:

Kroll Bond Rating Agency, LLC

805 Third Avenue, 29th Floor

New York, NY 10022

Attention: ABS Surveillance

E-mail: abssurveillance@kbra.com

Section 5.5     Certain Notices to the Rating Agencies. The Co-Issuers shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Transaction Document.

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Section 5.6     Prior Notice by Trustee to the Controlling Class Representative and Control Party. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 5.7     Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.8     Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 5.9     Amendments. This Series Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 5.10     Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2019-3 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2019-3 Notes that have been replaced or paid) to the Trustee for cancellation and all Letters of Credit have expired, have been cash collateralized in full pursuant to the terms of the Class A-1 Note Purchase Agreement or are deemed to no longer be outstanding in accordance with Section 4.04 of the Class A-1 Note Purchase Agreement, (ii) all fees and expenses and other amounts under the Class A-1 Note Purchase Agreement have been paid in full and all Series 2019-3 Class A-1 Commitments have been terminated and (iii) the Co-Issuers have paid all sums payable hereunder; provided that any provisions of this Series Supplement required for the Series 2019-3 Final Payment to be made shall survive until the Series 2019-3 Final Payment is paid to the Series 2019-3 Noteholders. In accordance with Section 6.1(a) of the Base Indenture, the final principal payment due on each Series 2019-3 Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of such Note at the applicable Corporate Trust Office, which such surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Managers, the Trustee and their Affiliates. In addition to (and notwithstanding) the terms of Section 12.1 of the Base Indenture, upon the payment in full (whether optional or mandatory) or a redemption in full of the Series 2019-3 Notes as provided hereunder as Defeased Notes, the Obligations of the Co-Issuers and the Guarantors under the Indenture Documents in respect of such Defeased Notes shall be terminated.

Section 5.11     Entire Agreement. This Series Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Co-Issuer, the Trustee and the Series 2019-3 Securities Intermediary have caused this Series Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

DRIVEN BRANDS FUNDING, LLC, as the Issuer

By:
Name:
Title:

DRIVEN BRANDS CANADA FUNDING CORPORATION, as a Co-Issuer

By:
Name:
Title:

Driven - Supplement to the Base Indenture

CITIBANK, N.A., in its capacity as Trustee and as Series 2019-3 Securities Intermediary

By:
Name:
Title:

Driven - Supplement to the Base Indenture

ANNEX A

SERIES 2019-3 SUPPLEMENTAL DEFINITIONS LIST

“30/360 Basis” means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Acquiring Committed Note Purchaser” has the meaning set forth in Section 9.17(a) of the Class A-1 Note Purchase Agreement.

“Acquiring Investor Group” has the meaning set forth in Section 9.17(c) of the Class A-1 Note Purchase Agreement.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under the Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity. For purposes of the Base Indenture, the “Administrative Agent” shall be deemed to be a “Class A-1 Administrative Agent”.

“Administrative Agent Fees” has the meaning set forth in the Series 2019-3 Class A-1 Notes Fee Letter.

“Administrative Agent Indemnified Parties” has the meaning set forth in Section 9.05(c) of the Class A-1 Note Purchase Agreement.

“Advance Request” has the meaning set forth in Section 7.03(d) of the Class A-1 Note Purchase Agreement.

“Affected Person” has the meaning set forth in Section 3.05 of the Class A-1 Note Purchase Agreement.

“Aggregate Unpaids” has the meaning set forth in Section 5.01 of the Class A-1 Note Purchase Agreement.

“Annual Inspection Notice” has the meaning set forth in Section 8.01(d) of the Class A-1 Note Purchase Agreement.

“Applicable Agent Indemnified Liabilities” has the meaning set forth in Section 9.05(c) of the Class A-1 Note Purchase Agreement.

“Applicable Agent Indemnified Parties” has the meaning set forth in Section 9.05(c) of the Class A-1 Note Purchase Agreement.

“Application” means an application, in such form as the applicable L/C Issuing Bank may specify from time to time, requesting such L/C Issuing Bank to issue a Letter of Credit.

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a) of the Class A-1 Note Purchase Agreement.

“Base Rate” means, on any day, a rate per annum equal to the sum of (a) ~~1.25~~0.50% plus (b) the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 0.5%; provided that any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate.

“Base Rate Advance” means a Series 2019-3 Class A-1 Advance that bears interest at a rate of interest determined by reference to the Base Rate during such time as it bears interest at such rate, as provided in the Class A-1 Note Purchase Agreement.

“Borrowing” has the meaning set forth in Section 2.02(c) of the Class A-1 Note Purchase Agreement.

“Breakage Amount” has the meaning set forth in Section 3.06 of the Class A-1 Note Purchase Agreement.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2019-3 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2019-3 Closing Date.

“Class A-1 Extension Fees” means the fees payable pursuant to the Series 2019-3 Class A-1 Notes Fee Letter in connection with the extension of a Commitment Termination Date.

“Class A-1 Indemnities” means all amounts payable pursuant to Sections 9.05(b) and (c) of the Class A-1 Note Purchase Agreement.

“Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement (Series 2019-3 Class A-1 Notes), dated as of the Series 2019-3 Closing Date, by and among the Co-Issuers, the Guarantors, the Managers, the Series 2019-3 Class A-1 Investors, the Series 2019-3 Class A-1 Noteholders and Barclays Bank PLC, as administrative agent thereunder, pursuant to which the Series 2019-3 Class A-1 Noteholders have agreed to purchase the Series 2019-3 Class A-1 Notes from the Issuer, subject to the terms and conditions set forth therein, as supplemented by Supplement No. 1 thereto, dated as of July 6, 2020, and as further amended, supplemented or otherwise modified from time to time. For purposes of the Base Indenture, the “Class A-1 Note Purchase Agreement” shall be deemed to be a “Class A-1 Note Purchase Agreement.”

“Class A-1 Taxes” has the meaning set forth in Section 3.08(a) of the Series 2019-3 Class A-1 Note Purchase Agreement.

“Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued in the commercial paper market by or for the benefit of such Conduit Investor.

“Commitments” means the obligation of each Committed Note Purchaser included in each Investor Group to fund Series 2019-3 Class A-1 Advances pursuant to Section 2.02(a) of the Class A-1 Note Purchase Agreement and to participate in Swingline Loans and Letters of Credit pursuant to Sections 2.06 and 2.07, respectively, of the Class A-1 Note Purchase Agreement in an aggregate stated amount up to its Commitment Amount.

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“Commitment Amount” means, as to each Committed Note Purchaser, the amount set forth on Schedule I to the Class A-1 Note Purchase Agreement opposite such Committed Note Purchaser's name as its Commitment Amount or, in the case of a Committed Note Purchaser that becomes a party to the Class A-1 Note Purchase Agreement pursuant to an Assignment and Assumption Agreement or Investor Group Supplement, the amount set forth therein as such Committed Note Purchaser's Commitment Amount, in each case, as such amount may be (i) reduced pursuant to Section 2.5 of the Class A-1 Note Purchase Agreement or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by such Committed Note Purchaser in accordance with the terms of the Class A-1 Note Purchase Agreement.

“Commitment Fee Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Commitment Fee Amounts for each day in such Interest Accrual Period minus (b) the aggregate of the Estimated Daily Commitment Fee Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, the “Commitment Fee Adjustment Amount” shall be deemed to be the “Class A-1 Notes Commitment Fee Adjustment Amount”.

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2019-3 Class A-1 Notes Maximum Principal Amount on such date.

“Commitment Term” means the period from and including the Series 2019-3 Closing Date to but excluding the earlier of (a) the Commitment Termination Date and (b) the date on which the Commitments are terminated or reduced to zero in accordance with the Class A-1 Note Purchase Agreement.

“Commitment Termination Date” means the Series 2019-3 Class A-1 Notes Renewal Date (as such date may be extended pursuant to Section 3.6(b) of this Series Supplement).

“Committed Note Purchaser” has the meaning set forth in the preamble to the Class A-1 Note Purchase Agreement.

“Committed Note Purchaser Percentage” means, on any date of determination, with respect to any Committed Note Purchaser in any Investor Group, the ratio, expressed as a percentage, which the Commitment Amount of such Committed Note Purchaser bears to such Investor Group’s Maximum Investor Group Principal Amount on such date.

“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit, whose Commercial Paper is rated by at least one of the Specified Rating Agencies and is rated at least “A-2” from S&P and/or the equivalent rating of another “nationally-recognized statistical rating organization”, that is administered by the Funding Agent with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.17(b) of the Class A-1 Note Purchase Agreement.

“Conduit Investors” has the meaning set forth in the preamble to the Class A-1 Note Purchase Agreement.

“Confidential Information”, for purposes of the Class A-1 Note Purchase Agreement, has the meaning set forth in Section 9.11 of the Class A-1 Note Purchase Agreement.

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“CP Advance” means a Series 2019-3 Class A-1 Advance that bears interest at a rate of interest determined by reference to the CP Rate during such time as it bears interest at such rate, as provided in the Class A-1 Note Purchase Agreement.

“CP Funding Rate” means, with respect to each Conduit Investor, for any day during any Interest Accrual Period, for any portion of the Series 2019-3 Class A-1 Advances funded or maintained through the issuance of Commercial Paper by such Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Funding Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor, other borrowings by such Conduit Investor and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its related Funding Agent to fund or maintain such Series 2019-3 Class A-1 Advances for such Interest Accrual Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Funding Rate” for such Series 2019-3 Class A-1 Advances for such Interest Accrual Period, the related Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided further, however, that “CP Funding Rate” shall not include any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Conduit Investor to fund or maintain any portion of such Series 2019-3 Class A-1 Advances) as a result of any conversion, repayment, Voluntary or Mandatory Decrease or other prepayment or redemption of the principal amount of any CP Advance on the date applicable thereto in accordance with the terms of the Class A-1 Note Purchase Agreement and the Base Indenture, but shall include any such loss or expense as a result of (i) any conversion, repayment, Voluntary or Mandatory Decrease or other prepayment or redemption of the principal amount of any CP Advance on a date other than the date applicable thereto in accordance with the terms of the Class A-1 Note Purchase Agreement or the Base Indenture, (ii) any Series 2019-3 Class A-1 Advance not being funded or maintained as a CP Advance after a request therefor has been made, or (iii) any failure of the Co-Issuers to make a Decrease, prepayment or redemption with respect to any CP Advance after giving notice thereof.

“CP Rate” means, on any day during any Interest Accrual Period, an interest rate per annum equal to the sum of (i) the CP Funding Rate for such Interest Accrual Period plus (ii) ~~2.25~~1.50%.

“Daily Commitment Fees Amount” means, for any day during any Interest Accrual Period, the Undrawn Commitment Fees that accrue for such day.

“Daily Interest Amount” means, for any day during any Interest Accrual Period, the sum of the following amounts:

(i)     with respect to any Eurodollar Advance outstanding on such day, the result of (i) the product of (x) the Eurodollar Rate in effect for such Interest Accrual Period and (y) the principal amount of such Series 2019-3 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(ii)    with respect to any Base Rate Advance outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Series 2019-3 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 365 or 366, as applicable; plus

(iii)   with respect to any CP Advance outstanding on such day, the result of (i) the product of (x) the CP Rate in effect for such Interest Accrual Period and (y) the principal amount of such

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Series 2019-3 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(iv)    with respect to any Swingline Loans or Unreimbursed L/C Drawings outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Class A-1 Swingline Loans and Unreimbursed L/C Drawings outstanding as of the close of business on such day divided by (ii) 365 or 366, as applicable; plus

(v)     with respect to any Undrawn L/C Face Amounts outstanding on such day, the L/C Quarterly Fees and L/C Fronting Fees that accrue thereon for such day.

“Daily Post-Renewal Date Additional Interest Amount” means, for any day during any Interest Accrual Period commencing on or after the Series 2019-3 Class A-1 Notes Renewal Date, the sum of (a) the result of (i) the product of (x) the Series 2019-3 Class A-1 Post-Renewal Date Additional Interest Rate and (y) the Series 2019-3 Class A-1 Outstanding Principal Amount (excluding any Base Rate Advances and Undrawn L/C Face Amounts included therein) as of the close of business on such day divided by (ii) 360 and (b) the result of (i) the product of (x) the Series 2019-3 Class A-1 Post-Renewal Date Additional Interest Rate and (y) any Base Rate Advances included in the Series 2019-3 Class A-1 Outstanding Principal Amount as of the close of business on such day divided by (ii) 365 or 366, as applicable.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Defaulting Administrative Agent Event” has the meaning set forth in Section 5.07(b) of the Class A-1 Note Purchase Agreement.

“Defaulting Investor” means any Investor that has (a) failed to make a payment required to be made by it under the terms of the Class A-1 Note Purchase Agreement within one (1) Business Day of the day such payment is required to be made by such Investor thereunder, (b) notified the Administrative Agent in writing that it does not intend to make any payment required to be made by it under the terms of the Class A-1 Note Purchase Agreement within one Business Day of the day such payment is required to be made by such Investor thereunder or (c) become the subject of an Event of Bankruptcy.

“Eligible Conduit Investor” means, at any time, any Conduit Investor whose Commercial Paper at such time is rated by at least one of the Specified Rating Agencies and is rated at least “A-2” from S&P and/or the equivalent rating of another “nationally-recognized statistical rating organization”.

“Estimated Daily Commitment Fees Amount” means (a) for any day during the first Interest Accrual Period, $618.07 and (b) for any day during any other Interest Accrual Period, the average of the Daily Commitment Fees Amounts for each day during the immediately preceding Interest Accrual Period.

“Estimated Daily Interest Amount” means (a) for any day during the first Interest Accrual Period, $7,283.48 and (b) for any day during any other Interest Accrual Period, the average of the Daily Interest Amounts for each day during the immediately preceding Interest Accrual Period.

“Eurodollar Advance” means a Series 2019-3 Class A-1 Advance that bears interest at a rate of interest determined by reference to the Eurodollar Rate during such time as it bears interest at such rate, as provided in the Class A-1 Note Purchase Agreement.

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“Eurodollar Business Day” means any Business Day on which dealings are also carried on in the London interbank market and banks are open for business in London.

“Eurodollar Funding Rate” means, for any Eurodollar Interest Accrual Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Eurodollar Business Days prior to the beginning of such Eurodollar Interest Accrual Period on the page of the Reuters screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited or any other Person that takes over the administration of such rate for Dollars (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Eurodollar Interest Accrual Period) with a term for a period equal to such Eurodollar Interest Accrual Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Funding Rate" shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined by the Administrative Agent to be the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the rate per annum for deposits in Dollars (for delivery on the first day of such Eurodollar Interest Accrual Period) with a term equivalent to such Eurodollar Interest Accrual Period in Dollars offered by participants in the London interbank market, determined as of approximately 11:00 a.m. (London, England time) two (2) Eurodollar Business Days prior to the commencement of such Eurodollar Interest Accrual Period (unless the Administrative Agent is unable to obtain such rates from such banks, in which case it will be deemed that a Eurodollar Funding Rate cannot be ascertained for purposes of Section 3.04 of the Class A-1 Note Purchase Agreement). In respect of any Eurodollar Interest Accrual Period that is less than one month in duration and if no Eurodollar Funding Rate is otherwise determinable with respect thereto in accordance with the preceding sentence of this definition, the Eurodollar Funding Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Accrual Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Interest Accrual Period. If any such rate determined pursuant to this definition of “Eurodollar Funding Rate” is below zero, the Eurodollar Funding Rate will be deemed to be zero.

“Eurodollar Funding Rate (Reserve Adjusted)” means, for any Eurodollar Interest Accrual Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Eurodollar Funding Rate		Eurodollar Funding Rate
=
(Reserve Adjusted)		1.00 - Eurodollar Reserve Percentage

The Eurodollar Funding Rate (Reserve Adjusted) for any Eurodollar Interest Accrual Period will be determined by the Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect two (2) Eurodollar Business Days before the first day of such Eurodollar Interest Accrual Period.

“Eurodollar Interest Accrual Period” means, with respect to any Eurodollar Advance, the period commencing on and including the Eurodollar Business Day such Series 2019-3 Class A-1 Advance first becomes a Eurodollar Advance in accordance with Section 3.01(b) of the Class A-1 Note Purchase Agreement and ending on but excluding, at the election of Co-Issuers pursuant to such Section 3.01(b), a date (i) one (1) month subsequent to such date, (ii) two (2) months subsequent to such date, (iii) three (3) months subsequent to such date or (iv) six (6) months subsequent to such date; provided, however, that no Eurodollar Interest Accrual Period may end subsequent to the second Business Day

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before the Quarterly Calculation Date occurring immediately prior to the then-current Series 2019-3 Class A-1 Notes Renewal Date and upon the occurrence and during the continuation of any Rapid Amortization Period or any Event of Default, any Eurodollar Interest Accrual Period with respect to the Eurodollar Advances of all Investor Groups may be terminated at the end of the then-current Eurodollar Interest Accrual Period (or, if the Class A-1 Notes have been accelerated in accordance with Section 9.2 of the Base Indenture, immediately), at the election of the Administrative Agent or Investor Groups holding in the aggregate more than 50% of the Eurodollar Tranche, by notice to the Co-Issuers, the Managers, the Control Party and the Funding Agents, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Eurodollar Interest Accrual Period shall be converted to Base Rate Advances.

“Eurodollar Rate” means, on any day during any Eurodollar Interest Accrual Period, an interest rate per annum equal to the sum of (i) the Eurodollar Funding Rate (Reserve Adjusted) for such Eurodollar Interest Accrual Period plus (ii) ~~2.25~~1.50%.

“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Accrual Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to liabilities or assets constituting “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Accrual Period.

“Eurodollar Tranche” means any portion of the Series 2019-3 Class A-1 Outstanding Principal Amount funded or maintained with Eurodollar Advances.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation, or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service or any other Governmental Authority in the United States.

“Federal Funds Rate” means, for any specified period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as published in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the reasonable opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time).

“F.R.S. Board” means the Board of Governors of the Federal Reserve System.

“Foreign Affected Person” has the meaning set forth in Section 3.08(a) of the Class A-1 Note Purchase Agreement.

“Funding Agent” has the meaning set forth in the preamble to the Class A-1 Note Purchase Agreement.

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“Funding Agent Indemnified Parties” has the meaning set forth in Section 9.05(c) of the Class A-1 Note Purchase Agreement.

“Increase” has the meaning set forth in Section 2.1(a) of the Series 2019-3 Supplement.

“Increased Capital Costs” has the meaning set forth in Section 3.07 of the Class A-1 Note Purchase Agreement.

“Increased Costs” has the meaning set forth in Section 3.05 of the Class A-1 Note Purchase Agreement.

“Increased Tax Costs” has the meaning set forth in Section 3.08 of the Class A-1 Note Purchase Agreement.

“Indemnified Liabilities” has the meaning set forth in Section 9.05(b) of the Class A-1 Note Purchase Agreement.

“Indemnified Parties” has the meaning set forth in Section 9.05(b) of the Class A-1 Note Purchase Agreement.

“Interest Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Interest Amounts for each day in such Interest Accrual Period minus (b) the aggregate of the Estimated Daily Interest Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, the “Interest Adjustment Amount” for any Interest Accrual Period shall be deemed to be a “Class A-1 Notes Interest Adjustment Amount” for such Interest Accrual Period.

“Investor” means any one of the Conduit Investors and the Committed Note Purchasers, and “Investors” means the Conduit Investors and the Committed Note Purchasers collectively.

“Investor Group” means (i) for each Conduit Investor, collectively, such Conduit Investor, the related Committed Note Purchaser(s) set forth opposite the name of such Conduit Investor on Schedule I to the Class A-1 Note Purchase Agreement (or, if applicable, set forth for such Conduit Investor in the Assignment and Assumption Agreement or Investor Group Supplement pursuant to which such Conduit Investor or Committed Note Purchaser becomes a party thereto), any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2019-3 Class A-1 Noteholder for such Investor Group) and (ii) for each other Committed Note Purchaser that is not related to a Conduit Investor, collectively, such Committed Note Purchaser, any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2019-3 Class A-1 Noteholder for such Investor Group).

“Investor Group Increase Amount” means, with respect to any Investor Group, for any Business Day, the portion of the Increase, if any, actually funded by such Investor Group on such Business Day.

“Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Series 2019-3 Closing Date, an amount equal to (i) such Investor Group's Commitment Percentage of the Series 2019-3 Class A-1 Initial Advance Principal Amount plus (ii) such Investor Group's Commitment Percentage of the Series 2019-3 Class A-1 Outstanding Subfacility Amount outstanding on the Series 2019-3 Closing Date, and (b) when used with respect to any other date, an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day (excluding any Series 2019-3 Class A-1 Outstanding Subfacility

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Amount included therein) plus (ii) the Investor Group Increase Amount with respect to such Investor Group on such date minus (iii) the amount of principal payments made to such Investor Group on the Series 2019-3 Class A-1 Advance Notes on such date plus (iv) such Investor Group's Commitment Percentage of the Series 2019-3 Class A-1 Outstanding Subfacility Amount outstanding on such date.

“Investor Group Supplement” has the meaning set forth in Section 9.17(c) of the Class A-1 Note Purchase Agreement.

“KBRA” means Kroll Bond Rating Agency, LLC.

“L/C Commitment” means the obligation of the L/C Provider to provide Letters of Credit pursuant to Section 2.07 of the Class A-1 Note Purchase Agreement, in an aggregate Undrawn L/C Face Amount, together with any Unreimbursed L/C Drawings, at any one time outstanding not to exceed $50,000,000, as such amount may be reduced pursuant to Section 2.05(b) or reduced or increased pursuant to Section 2.07(g) of the Class A-1 Note Purchase Agreement.

“L/C Fronting Fees” has the meaning set forth in Section 2.07(e) of the Class A-1 Note Purchase Agreement.

“L/C Issuing Bank” has the meaning set forth in Section 2.07(h) of the Class A-1 Note Purchase Agreement.

“L/C Obligations” means, at any time, an amount equal to the sum of (i) any Undrawn L/C Face Amounts outstanding at such time and (ii) any Unreimbursed L/C Drawings outstanding at such time.

“L/C Other Reimbursement Costs” has the meaning set forth in Section 2.08(a)(ii) of the Class A-1 Note Purchase Agreement.

“L/C Provider” means Barclays Bank PLC, in its capacity as provider of any Letter of Credit under the Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity.

“L/C Quarterly Fees” has the meaning set forth in Section 2.07(d) of the Class A-1 Note Purchase Agreement.

“L/C Reimbursement Amount” has the meaning set forth in Section 2.08(a) of the Class A-1 Note Purchase Agreement.

“Lender Party” means any Investor, the Swingline Lender or the L/C Provider and “Lender Parties” means the Investors, the Swingline Lender and the L/C Provider, collectively.

“Letter of Credit” has the meaning set forth in Section 2.07(a) of the Class A-1 Note Purchase Agreement.

“Mandatory Decrease” has the meaning set forth in Section 2.2(a) of the Series 2019-3 Supplement.

“Maximum Investor Group Principal Amount” means, as to each Investor Group existing on the Series 2019-3 Closing Date, the amount set forth on Schedule I to the Class A-1 Note Purchase Agreement as such Investor Group’s Maximum Investor Group Principal Amount or, in the case of any other Investor Group, the amount set forth as such Investor Group’s Maximum Investor Group Principal

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Amount in the Assignment and Assumption Agreement or Investor Group Supplement by which the members of such Investor Group become parties to the Class A-1 Note Purchase Agreement, in each case, as such amount may be (i) reduced pursuant to Section 2.05 of the Class A-1 Note Purchase Agreement or (ii)   increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by the members of such Investor Group in accordance with the terms of the Class A-1 Note Purchase Agreement.

“Non-Excluded Taxes” has the meaning set forth in Section 3.08(a) of the Class A-1 Note Purchase Agreement.

“Non-Funding Committed Note Purchaser” has the meaning set forth in Section 2.02(a) of the Class A-1 Note Purchase Agreement.

“Other Class A-1 Transaction Expenses” means all amounts payable pursuant to Section 9.05(a) of the Class A-1 Note Purchase Agreement other than Class A-1 Amendment Expenses.

“Outstanding Series 2019-3 Class A-1 Notes” means, with respect to the Series 2019-3 Class A-1 Notes, all Series 2019-3 Class A-1 Notes theretofore authenticated and delivered under the Base Indenture, except:

(i)     Series 2019-3 Class A-1 Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

(ii)    Series 2019-3 Class A-1 Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited in the Series 2019-3 Class A-1 Distribution Account and are available for payment of such Series 2019-3 Class A-1 Notes and the Commitments with respect to which have terminated; provided that, if such Series 2019-3 Class A-1 Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

(iii)   Series 2019-3 Class A-1 Notes that have been defeased in accordance with Section 12.1 of the Base Indenture;

(iv)   Series 2019-3 Class A-1 Notes in exchange for, or in lieu of which other Series 2019-3 Class A-1 Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Series 2019-3 Class A-1 Notes are held by a holder in due course or protected purchaser;

(v)    Series 2019-3 Class A-1 Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Series 2019-3 Class A-1 Notes have been issued as provided in the Indenture; and

(vi)   Series 2019-3 Class A-1 Notes which have been repurchased by the Co-Issuers or an Affiliate and thereafter cancelled.

“Outstanding Series 2019-3 Notes” means all Outstanding Series 2019-3 Class A-1 Notes.

“Prepayment Record Date” means, with respect to the date of any Series 2019-3 Prepayment, the last day of the calendar month immediately preceding the date of such Series 2019-3 Prepayment.

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“Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Managers and the Servicer as its reference rate, base rate or prime rate.

“Priority of Payments” shall have the meaning set forth in the Base Indenture.

“Program Support Agreement” means, with respect to any Investor, any agreement entered into by any Program Support Provider in respect of any Commercial Paper and/or Series 2019-3 Class A-1 Note of such Investor providing for the issuance of one or more letters of credit for the account of such Investor, the issuance of one or more insurance policies for which such Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Investor to any Program Support Provider of the Series 2019-3 Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to such Investor in connection with such Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means, with respect to any Investor, any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, such Investor in respect of such Investor’s Commercial Paper and/or Series 2019-3 Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Investor’s securitization program as it relates to any Commercial Paper issued by such Investor, and/or holding equity interests in such Investor, in each case pursuant to a Program Support Agreement, and any guarantor of any such Person.

“Rating Agencies” means S&P and/or KBRA, as applicable, and any successor or successors thereto. In the event that at any time the rating agencies rating the Series 2019-3 Notes do not include S&P or KBRA, references to rating categories of such former Rating Agency in the Series 2019-3 Supplement shall be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Series 2019-3 Notes as of the most recent date on which such other rating agency and such former Rating Agency’s published ratings for the type of security in respect of which such alternative rating agency is used.

“Refunding Date” has the meaning set forth in Section 2.06(f) of the Class A-1 Note Purchase Agreement.

“Reimbursement Obligation” means the obligation of the Co-Issuers to reimburse the L/C Provider pursuant to Section 2.08 of the Class A-1 Note Purchase Agreement for amounts drawn under Letters of Credit.

“Sale Notice” has the meaning set forth in Section 9.18(b) of the Class A-1 Note Purchase Agreement.

“Series 2019-3 Available Senior Notes Interest Reserve Account Amount” means, when used with respect to any date, the sum of (a) the amount on deposit in the Senior Notes Interest Reserve Accounts pursuant to Section 3.2(d) of the Series 2019-3 Supplement after giving effect to any withdrawals therefrom on such date with respect to the Series 2019-3 Senior Notes pursuant to Section 5.12 of the Base Indenture and (b) the undrawn face amount of any Interest Reserve Letters of Credit issued for the benefit of the Trustee for the benefit of the Senior Noteholders outstanding on such date after giving effect to any draws thereon on such date with respect to the Series 2019-3 Senior Notes pursuant to Section 5.12 of the Base Indenture.

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“Series 2019-3 Class A-1 Administrative Expenses” means, for any Weekly Allocation Date, the aggregate amount of any Administrative Agent Fees and Class A-1 Amendment Expenses then due and payable and not previously paid and, if the following Quarterly Payment Date is a Series 2019-3 Class A-1 Notes Renewal Date, the amount of any Class A-1 Extension Fees due and payable on such Quarterly Payment Date. For purposes of the Base Indenture, the “Series 2019-3 Class A-1 Administrative Expenses” shall be deemed to be “Class A-1 Notes Administrative Expenses.”

“Series 2019-3 Class A-1 Advance” has the meaning set forth in the recitals to the Class A-1 Note Purchase Agreement.

“Series 2019-3 Class A-1 Advance Notes” has the meaning set forth in “Designation” in the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 Advance Request” has the meaning set forth under “Advance Request” in this Annex A.

“Series 2019-3 Class A-1 Allocated Payment Reduction Amount” has the meaning set forth in Section 2.05(b)(iv) of the Class A-1 Note Purchase Agreement.

“Series 2019-3 Class A-1 Breakage Amount” has the meaning set forth under “Breakage Amount” in this Annex A.

“Series 2019-3 Class A-1 Commitment Fees Amount” means, as of any date of determination for any Interest Accrual Period, an amount equal to the sum of (a) the aggregate of the Estimated Daily Commitment Fees Amounts for each day in such Interest Accrual Period, (b) if such date of determination occurs on or after the last day of such Interest Accrual Period, the Commitment Fee Adjustment Amount with respect to such Interest Accrual Period, and (c) the amount of any Class A-1 Notes Commitment Fees Shortfall Amount with respect to the Series 2019-3 Class A-1 Notes (as determined pursuant to Section 5.12(e) of the Base Indenture) for the immediately preceding Interest Accrual Period together with any additional interest payable on such Class A-1 Notes Commitment Fees Shortfall Amount (as determined pursuant to Section 5.12(e) of the Base Indenture). For purposes of the Base Indenture, “Series 2019-3 Class A-1 Commitment Fees Amount” shall be deemed to be “Class A-1 Notes Commitment Fees Amount”.

“Series 2019-3 Class A-1 Commitments” has the meaning set forth under “Commitments” in this Annex A.

“Series 2019-3 Class A-1 Commitment Term” has the meaning set forth under “Commitment Term” in this Annex A.

“Series 2019-3 Class A-1 Distribution Account” has the meaning set forth in Section 3.7(a) of the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 Distribution Account Collateral” has the meaning set forth in Section 3.7(d) of the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2019-3 Class A-1 Outstanding Principal Amount exceeds the Series 2019-3 Class A-1 Notes Maximum Principal Amount.

“Series 2019-3 Class A-1 Initial Advance” has the meaning set forth in Section 2.1(a) of the Series 2019-3 Supplement.

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“Series 2019-3 Class A-1 Initial Advance Principal Amount” means the aggregate initial outstanding principal amount of the Series 2019-3 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2019-3 Class A-1 Initial Advances made on the Series 2019-3 Closing Date pursuant to Section 2.1(a) of the Series 2019-3 Supplement, which is $54,499,000.

“Series 2019-3 Class A-1 Initial Aggregate Undrawn L/C Face Amount” means the aggregate initial outstanding principal amount of the Series 2019-3 Class A-1 L/C Note of the L/C Provider corresponding to the aggregate Undrawn L/C Face Amounts of the Letters of Credit issued on the Series 2019-3 Closing Date pursuant to Section 2.07 of the Class A-1 Note Purchase Agreement, which is $16,000,000.

“Series 2019-3 Class A-1 Initial Swingline Loan” has the meaning set forth in Section 2.1(b) of the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 Initial Swingline Principal Amount” means the aggregate initial outstanding principal amount of the Series 2019-3 Class A-1 Swingline Notes corresponding to the aggregate amount of the Swingline Loans made on the Series 2019-3 Closing Date pursuant to Section 2.06 of the Class A-1 Note Purchase Agreement, which is $0.

“Series 2019-3 Class A-1 L/C Fees” means the L/C Quarterly Fees and the L/C Fronting Fees. For purposes of the Base Indenture, the Series 2019-3 Class A-1 L/C Fees shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2019-3 Class A-1 Investor” has the meaning set forth under “Investor” in this Annex A.

“Series 2019-3 Class A-1 Investor Group Supplement” has the meaning set forth under “Investor Group Supplement” in this Annex A.

“Series 2019-3 Class A-1 L/C Notes” has the meaning set forth in “Designation” in the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 L/C Obligations” has the meaning set forth under “L/C Obligations” in this Annex A.

“Series 2019-3 Class A-1 Noteholder” means the Person in whose name a Series 2019-3 Class A-1 Note is registered in the Note Register.

“Series 2019-3 Class A-1 Note Rate” means, for any day, (a) with respect to that portion of the Series 2019-3 Class A-1 Outstanding Principal Amount resulting from Series 2019-3 Class A-1 Advances that bear interest on such day at the CP Rate in accordance with Section 3.01 of the Class A-1 Note Purchase Agreement, the CP Rate in effect for such day; (b) with respect to that portion of the Series 2019-3 Class A-1 Outstanding Principal Amount resulting from Series 2019-3 Class A-1 Advances that bear interest on such day at the Eurodollar Rate in accordance with Section 3.01 of the Class A-1 Note Purchase Agreement, the Eurodollar Rate in effect for the Eurodollar Interest Accrual Period that includes such day; (c) with respect to that portion of the Series 2019-3 Class A-1 Outstanding Principal Amount resulting from Series 2019-3 Class A-1 Advances that bear interest on such day at the Base Rate in accordance with Section 3.01 of the Class A-1 Note Purchase Agreement, the Base Rate in effect for such day; (d) with respect to that portion of the Series 2019-3 Class A-1 Outstanding Principal Amount consisting of Swingline Loans or Unreimbursed L/C Drawings outstanding on such day, the Base Rate in effect for such day; and (e) with respect to any other amounts that any Transaction Document provides is to bear interest by reference to the Series 2019-3 Class A-1 Note Rate, the Base Rate in effect for such

35

day; in each case, computed on the basis of a year of 360 (or, in the case of the Base Rate, 365 or 366, as applicable) days and the actual number of days elapsed; provided, however, that the Series 2019-3 A-1 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

“Series 2019-3 Class A-1 Notes” has the meaning set forth in the “Designation” in the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 Notes Fee Letter” means the Fee Letter, dated as of the Series 2019-3 Closing Date, by and among the Co-Issuers, the Guarantors, the Managers, the Conduit Investors, the Committed Note Purchasers, the Funding Agents, the L/C Provider, the Swingline Lender, and the Administrative Agent, as the same may be amended on the Series 2020-1 Closing Date and April 30, 2021, with an effective date of May 9, 2021, and as further amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Series 2019-3 Class A-1 Notes Maximum Principal Amount” means $115,000,000, as such amount may be reduced pursuant to Section 2.05 of, or otherwise modified in accordance with, the Class A-1 Note Purchase Agreement.

“Series 2019-3 Class A-1 Notes Other Amounts” means, for any Weekly Allocation Date, the aggregate amount of any Breakage Amount, Class A-1 Indemnities, Increased Capital Costs, Increased Costs, Increased Tax Costs, L/C Other Reimbursement Costs and Other Class A-1 Transaction Expenses then due and payable and not previously paid. For purposes of the Base Indenture, the “Series 2019-3 Class A-1 Notes Other Amounts” shall be deemed to be “Class A-1 Notes Other Amounts”.

“Series 2019-3 Class A-1 Notes Quarterly Commitment Fees” means, for any Interest Accrual Period, with respect to all Outstanding Series 2019-3 Class A-1 Notes, the aggregate Series 2019-3 Class A-1 Commitment Fees Amount due and payable on all such Outstanding Series 2019-3 Class A-1 Notes with respect to such Interest Accrual Period. For purposes of the Base Indenture, the “Series 2019-3 Class A-1 Notes Quarterly Commitment Fee” shall be deemed to be a “Class A-1 Notes Quarterly Commitment Fee”.

“Series 2019-3 Class A-1 Notes Renewal Date” means the Quarterly Payment Date in July 2020 (which date may be extended pursuant to Section 3.6(b) of the Series Supplement). For purposes of the Base Indenture, the “Series 2019-3 Class A-1 Notes Renewal Date” shall be deemed to be a “Class A-1 Notes Renewal Date”.

“Series 2019-3 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2019-3 Class A-1 Initial Advance Principal Amount, if any, minus (b) the amount of principal payments (whether pursuant to a Decrease, a prepayment, a redemption or otherwise) made on the Series 2019-3 Class A-1 Advance Notes on or prior to such date plus (c) any Increases in the Series 2019-3 Class A-1 Outstanding Principal Amount pursuant to Section 2.1 of the Series 2019-3 Supplement resulting from Series 2019-3 Class A-1 Advances made on or prior to such date and after the Series 2019-3 Closing Date plus (d) any Series 2019-3 Class A-1 Outstanding Subfacility Amount on such date; provided that, at no time may the Series 2019-3 Class A-1 Outstanding Principal Amount exceed the Series 2019-3 Class A-1 Notes Maximum Principal Amount. For purposes of the Base Indenture, the “Series 2019-3 Class A-1 Outstanding Principal Amount” shall be deemed to be an “Outstanding Principal Amount.”

“Series 2019-3 Class A-1 Outstanding Subfacility Amount” means, when used with respect to any date, the aggregate principal amount of any Series 2019-3 Class A-1 Swingline Notes and Series 2019-3 Class A-1 L/C Notes outstanding on such date (after giving effect to Subfacility Increases

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or Subfacility Decreases therein to occur on such date pursuant to the terms of the Class A-1 Note Purchase Agreement or the Series 2019-3 Supplement).

“Series 2019-3 Class A-1 Post-Renewal Date Additional Interest” means, for any Interest Accrual Period commencing on or after the Series 2019-3 Class A-1 Notes Renewal Date, an amount equal to the sum of the aggregate of the Daily Post-Renewal Date Additional Interest Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, Series 2019-3 Class A-1 Post-Renewal Date Additional Interest shall be deemed to be “Senior Notes Quarterly Post-ARD Additional Interest”.

“Series 2019-3 Class A-1 Post-Renewal Date Additional Interest Rate” has the meaning set forth in Section 3.4(c) of the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 Prepayment” means any prepayment in respect of the Series 2019-3 Class A-1 Notes.

“Series 2019-3 Class A-1 Quarterly Interest” means, as of any date of determination for any Interest Accrual Period, an amount equal to the sum of (a) the aggregate of the Estimated Daily Interest Amounts for each day in such Interest Accrual Period, (b) if such date of determination occurs on or after the last day of such Interest Accrual Period, the Interest Adjustment Amount with respect to such Interest Accrual Period, and (c) the amount of any Senior Notes Interest Shortfall Amount with respect to the Series 2019-3 Class A-1 Notes (as determined pursuant to Section 5.12(b) of the Base Indenture) for the immediately preceding Interest Accrual Period together with any additional interest payable on such Senior Notes Interest Shortfall Amount (as determined pursuant to Section 5.12(b) of the Base Indenture). For purposes of the Base Indenture, the “Series 2019-3 Class A-1 Quarterly Interest” shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2019-3 Class A-1 Subfacility Noteholder” means the Person in whose name a Series 2019-3 Class A-1 Swingline Note or Series 2019-3 Class A-1 L/C Note is registered in the Note Register.

“Series 2019-3 Class A-1 Swingline Loan” has the meaning set forth under “Swingline Loan” in this Annex A.

“Series 2019-3 Class A-1 Swingline Notes” has the meaning set forth in “Designation” of the Series 2019-3 Supplement.

“Series 2019-3 Class A-1 Unreimbursed L/C Drawings” has the meaning set forth under “Unreimbursed L/C Drawings” in this Annex A.

“Series 2019-3 Closing Date” means December 11, 2019.

“Series 2019-3 Default Rate” means, the Series 2019-3 Class A-1 Note Rate. For purposes of the Base Indenture, the “Series 2019-3 Default Rate” shall be deemed to be the “Default Rate”.

“Series 2019-3 Distribution Account” means the Series 2019-3 Class A-1 Distribution Account.

“Series 2019-3 Extension Elections” means, collectively, the Series 2019-3 First Extension Election, the Series 2019-3 Second Extension Election, the Series 2019-3 Third Extension Election, the Series 2019-3 Fourth Extension Election and the Series 2019-3 Fifth Extension Election.

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“Series 2019-3 Fifth Extension Election” has the meaning set forth in Section 3.6(b)(v) of the Series 2019-3 Supplement.

“Series 2019-3 Final Payment” means the payment of all accrued and unpaid interest on and principal of all Outstanding Series 2019-3 Notes, the expiration or cash collateralization in accordance with the terms of the Class A-1 Note Purchase Agreement of all Undrawn L/C Face Amounts (after giving effect to the provisions of Section 4.04 of the Class A-1 Note Purchase Agreement), the payment of all fees and expenses and other amounts then due and payable under the Class A-1 Note Purchase Agreement and the termination in full of all Series 2019-3 Class A-1 Commitments.

“Series 2019-3 Final Payment Date” means the date on which the Series 2019-3 Final Payment is made.

“Series 2019-3 First Extension Election” has the meaning set forth in Section 3.6(b)(i) of the Series 2019-3 Supplement.

“Series 2019-3 Fourth Extension Election” has the meaning set forth in Section 3.6(b)(iv) of the Series 2019-3 Supplement.

“Series 2019-3 Ineligible Account” has the meaning set forth in Section 3.11 of the Series 2019-3 Supplement.

“Series 2019-3 Interest Reserve Release Amount” means, as of any Quarterly Calculation Date, the excess, if any, of (i) the amount on deposit in the Senior Notes Interest Reserve Accounts with respect to the Series 2019-3 Notes over (ii) the Series 2019-3 Senior Notes Interest Reserve Amount for the immediately following Quarterly Payment Date.

“Series 2019-3 Interest Reserve Release Event” means (i) any reduction in the Series 2019-3 Class A-1 Notes Maximum Principal Amount or (ii) any reduction in the Outstanding Principal Amount of the Series 2019-3 Class A-1 Notes. For purposes of the Base Indenture, the “Series 2019-3 Interest Reserve Release Event” shall be deemed to be an “Interest Reserve Release Event”.

“Series 2019-3 Legal Final Maturity Date” means January 20, 2050. For purposes of the Base Indenture, the “Series 2019-3 Legal Final Maturity Date” shall be deemed to be a “Series Legal Final Maturity Date”.

“Series 2019-3 Noteholders” means the Series 2019-3 Class A-1 Noteholders. “Series 2019-3 Notes” means the Series 2019-3 Class A-1 Notes.

“Series 2019-3 Outstanding Principal Amount” means, with respect to any date, the Series 2019-3 Class A-1 Outstanding Principal Amount.

“Series 2019-3 Prepayment” means a Series 2019-3 Class A-1 Prepayment.

“Series 2019-3 Prepayment Amount” means the aggregate principal amount of the applicable Class of Notes to be prepaid on any Series 2019-3 Prepayment Date, together with all accrued and unpaid interest thereon to such date.

“Series 2019-3 Prepayment Date” means the date on which any prepayment on the Series 2019-3 Class A-1 Notes is made pursuant to Section 3.6(d)(iii), Section 3.6(d)(iv), Section 3.6(j) or Section 3.6(l) of the Series Supplement, which shall be, in connection with a Rapid Amortization Period,

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a repayment following the Series 2019-3 Class A-1 Notes Renewal Date, Indemnification Amounts, Insurance/Condemnation Proceeds, Release Prices or Asset Disposition Proceeds, the immediately succeeding Quarterly Payment Date.

“Series 2019-3 Second Extension Election” has the meaning set forth in Section 3.6(b)(ii) of the Series 2019-3 Supplement.

“Series 2019-3 Securities Intermediary” has the meaning set forth in Section 3.9(a) of the Series 2019-3 Supplement.

“Series 2019-3 Senior Noteholders” means the Series 2019-3 Class A-1 Noteholders. “Series 2019-3 Senior Notes” means the Series 2019-3 Class A-1 Notes.

“Series 2019-3 Senior Notes Interest Reserve Account Deficiency” means, when used with respect to any date, that on such date the Series 2019-3 Senior Notes Interest Reserve Amount exceeds the Series 2019-3 Available Senior Notes Interest Reserve Account Amount.

“Series 2019-3 Senior Notes Interest Reserve Account Deficit Amount” means, as of any date of determination, the amount, if any, by which (a) the Series 2019-3 Senior Notes Interest Reserve Amount exceeds (b) the Series 2019-3 Available Senior Notes Interest Reserve Account Amount on such date; provided, however, with respect to any Weekly Allocation Date that occurs during the Quarterly Fiscal Period immediately preceding the Series 2019-3 Final Payment Date or the Series 2019-3 Legal Final Maturity Date, the Series 2019-3 Senior Notes Interest Reserve Account Deficit Amount shall be zero.

“Series 2019-3 Senior Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto and any drawing date in respect of the Series 2019-3 Class A-1 Notes), an amount equal to the Series 2019-3 Senior Notes Quarterly Interest Amount and the Series 2019-3 Class A-1 Commitment Fees Amount due on the next Quarterly Payment Date (with the Series 2019-3 Senior Notes Quarterly Interest Amount and the Series 2019-3 Class A-1 Commitment Fees Amount payable with respect to the Series 2019-3 Class A-1 Notes on the next Quarterly Payment Date being based on the good faith utilization estimate of the Managers of the actual drawn amount of the Series 2019-3 Class A-1 Notes as set forth in the applicable Weekly Manager’s Certificate), it being understood that the Series 2019-3 Senior Notes Interest Reserve Amount may be funded in whole or in part with the proceeds of a drawing under the Series 2019-3 Class A-1 Notes; provided that, with respect to the first Interest Accrual Period following the Series 2019-3 Closing Date, the Series 2019-3 Senior Notes Interest Reserve Amount shall be an amount equal to $537,620.72.

“Series 2019-3 Senior Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, (a) the aggregate amount of Series 2019-3 Class A-1 Quarterly Interest due and payable, with respect to the related Interest Accrual Period, on the Series 2019-3 Notes (other than any Senior Notes Quarterly Post-ARD Additional Interest), plus (b) to the extent not otherwise included in clause (a), with respect to any Outstanding Series 2019-3 Class A-1 Notes, the aggregate amount of any letter of credit fees (including fronting fees) due and payable on issued but undrawn Letters of Credit, with respect to such Interest Accrual Period, on such Series 2019-3 Class A-1 Notes pursuant to the Class A-1 Note Purchase Agreement; provided, that if, on any Quarterly Payment Date or other date of determination, the actual amount of any such interest or letter of credit fees cannot be ascertained, an estimate of such interest or letter of credit fees shall be used to calculate the Series 2019-3 Senior Notes Quarterly Interest Amount for such Quarterly Payment Date or other date of determination in accordance with the terms and provisions of the Series 2019-3 Supplement; provided, further, that any amount deemed to be “Senior Notes Quarterly Post-ARD Additional Interest”, “Class A-1 Notes Administrative

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Expenses”, “Class A-1 Notes Other Amounts” or “Class A-1 Notes Commitment Fees Amount” for purposes of the Base Indenture shall under no circumstances be deemed to constitute part of the “Series 2019-3 Senior Notes Quarterly Interest Amount”. For purposes of the Base Indenture, the “Series 2019-3 Senior Notes Quarterly Interest Amount” shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2019-3 Supplement” means the Series 2019-3 Supplement, dated as of the Series 2019-3 Closing Date, by and among the Co-Issuers, the Trustee and the Series 2019-3 Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Series 2019-3 Third Extension Election” has the meaning set forth in Section 3.6(b)(iii) of the Series 2019-3 Supplement.

“Similar Law” means any federal, state, local, or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

“Specified Rating Agencies” means S&P and KBRA.

“STAMP” has the meaning set forth in Section 4.3(a) of the Series 2019-3 Supplement. “Subfacility Decrease” has the meaning set forth in Section 2.2(d) of the Series 2019-3 Supplement. Supplement.

“Subfacility Increase” has the meaning set forth in Section 2.1(b) of the Series 2019-3 “Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.06 of the Class A-1 Note Purchase Agreement in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, as such amount may be reduced or increased pursuant to Section 2.06(i) of the Class A-1 Note Purchase Agreement or reduced pursuant to Section 2.05(b) of the Class A-1 Note Purchase Agreement.

“Swingline Lender” means Barclays Bank PLC, in its capacity as maker of Swingline Loans, and its permitted successors and assigns in such capacity.

“Swingline Loan Request” has the meaning set forth in Section 2.06(b) of the Class A-1 Note Purchase Agreement.

“Swingline Loans” has the meaning set forth in Section 2.06(a) of the Class A-1 Note Purchase Agreement.

“Swingline Participation Amount” has the meaning set forth in Section 2.06(f) of the Class A-1 Note Purchase Agreement.

“Undrawn Commitment Fees” has the meaning set forth in Section 3.02(b) of the Class A-1 Note Purchase Agreement.

“Undrawn L/C Face Amounts” means, at any time, the aggregate then undrawn and unexpired face amount of any Letters of Credit outstanding at such time.

“Unreimbursed L/C Drawings” means, at any time, the aggregate amount of any L/C Reimbursement Amounts that have not then been reimbursed pursuant to Section 2.08 of the Class A-1 Note Purchase Agreement.

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“Voluntary Decrease” has the meaning set forth in Section 2.2(b) of the Series 2019-3 Supplement.

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